UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
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CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
March 13, 2015
Dear Fellow Stockholders:
I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Celanese Corporation to be held at 7:00 a.m. (Central Daylight Saving Time) on Thursday, April 23, 2015. This year’s Annual Meeting will be held at The Crescent Club, 200 Crescent Court – 17th Floor, Dallas, Texas 75201.
The following notice of Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders. Celanese also has made available with this Proxy Statement a copy of our 2014 Annual Report to Stockholders. We encourage you to read our Annual Report, which includes our audited financial statements and additional information about the business.
Celanese has made the proxy materials available via the internet. The Company believes that providing internet access to our proxy materials increases the ability of our stockholders to review important Company information, while reducing the environmental impact of our Annual Meeting.
We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through the other acceptable methods described in the Proxy Statement. You may submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card (or voting instruction form, if you hold shares through a broker). If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail or via email.
On behalf of the Board, I would like to express our appreciation for your continued support of Celanese. I look forward to seeing you at the Annual Meeting.
Sincerely,
Mark C. Rohr
Chairman and Chief Executive Officer

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2015 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

2015 Annual Meeting of Stockholders Information
	• Date and Time	April 23, 2015, 7:00 a.m. (Central Daylight Saving Time)
	• Place	The Crescent Club 200 Crescent Court – 17th Floor, Dallas, Texas 75201
	• Record Date	February 23, 2015
• Voting
Stockholders as of the record date are entitled to vote. Each share of Series A Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

• Entry
If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor. See “Questions and Answers about the Proxy Materials and the Annual Meeting” for further instructions.

Meeting Agenda and Voting Recommendations
Agenda Item					Board Vote Recommendation	Page Reference (for more detail)
(1) Election of three directors					FOR EACH NOMINEE	3
(2) Advisory vote to approve the compensation of our named executive officers					FOR	12
(3) Ratification of KPMG LLP as our independent registered public accounting firm for 2015					FOR	13

Our Director Nominees

The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast for a three-year term. See “Proposal 1: Election of Directors” for additional information about the nominees and the other directors continuing in office.

Name	Age	Director Since	Principal Occupation	Experience/ Qualification	Independent	Committee Memberships

James E. Barlett	71	2004	Vice Chairman, Teletech Holdings, Inc.	Leadership, Financial, Human Resources	✓	CMD; EHS
Edward G. Galante	64	2013	Former SVP, Exxon Mobil Corporation	Leadership, Global, Chemical Industry	✓	AC; EHS
David F. Hoffmeister ◆	60	2006	Former SVP / CFO, Life Technologies Corporation	Leadership, Financial, Chemical Industry	✓	CMD; NCG £

AC	Audit Committee			CMD	Compensation and Management Develop. Committee
EHS	Environmental, Health, Safety and Public Policy Committee			NCG	Nominating and Corporate Governance Committee
£	Committee Chair			◆	Lead Independent Director

Governance Highlights
✓ 9 of our 10 directors are independent				✓ Diverse board in terms of gender, experience and skills
✓ Independent lead director				✓ Longstanding commitment to corporate responsibility
✓ Board committees consist entirely of independent directors				✓ Policy providing for return of incentive compensation under certain circumstances (clawback policy)
✓ Annual board self-assessment process
✓ Majority voting for all directors				✓ Restrictions on share hedging and pledging
✓ Independent directors meet without management present				✓ Share ownership guidelines for executives and directors
✓ Director retirement guideline (age 72)				✓ Active stockholder engagement

i

Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goal of paying for financial and operating performance and aligning the interests of our named executive officers with those of our stockholders.

2014 Key Performance Highlights
Business Performance
In 2014, our key performance metrics were as follows:
• Net sales increased 4.5% from 2013 to $6.8 billion
• Adjusted EBIT(1) was $1.3 billion, up over 20%, the highest in Company history
• Adjusted earnings per share(1) was $5.67, up 26%, the highest in Company history
Stockholder Value Creation
• Returned $394 million to stockholders through dividends and share repurchases, a 60% total increase in cash returned to stockholders from the prior year
• Increased the quarterly cash dividend paid by 39% in 2014
• We had positive one-, three- and five-year total stockholder return, driving a 10% increase in total stockholder return in 2014

How Pay is Aligned to 2014 Company Performance
The operation of our variable incentives demonstrate strong linkage between pay and performance. See page 26 for the detailed performance results.

• Annual Incentive – 2014 performance resulted in above target achievement on our operational and stewardship objectives under our 2014 annual performance plan. As a result, the corporate modifier on target cash bonuses was 53% greater than in 2013.

• Long-Term Incentive – The 2013 performance-based restricted stock units (“PRSUs”), based on a fiscal 2013-2014 performance period, will pay out at 200% of target. However, the 2011 PRSUs, scheduled to vest and pay out in 2014, based on a fiscal 2012-2013 performance period, did not pay out.

2014 Key Compensation Decisions

• 2014 Compensation – Based on our 2014 performance, in February 2015 the compensation and management development committee approved a business performance modifier of 194% under our 2014 annual performance bonus plan and established individual performance modifiers for the named executive officers. In addition, the committee had earlier awarded PRSUs in February 2014 under our 2014 long-term incentive plan. See pages 37-40 for more information.

Response to Advisory Vote

In 2014, stockholders continued their strong support of our executive compensation programs with 99% of the votes cast for approval of the “say on pay” proposal at the 2014 Annual Meeting of Stockholders. Consistent with the Company’s strong interest in stockholder engagement and our pay-for-performance approach, the compensation and management development committee has continued to examine our compensation program to ensure alignment between the interests of our executives and stockholders. As noted above, we ask that our stockholders approve, on an advisory basis, the compensation of our named executive officers.

Key Compensation Features
✓ No employment agreements
✓ Change in control double-trigger equity awards
✓ Clawback, share hedging and pledging policies
✓ No tax gross-ups of perquisites, other than for relocation benefits
✓ A high percentage of compensation is at risk (i.e., tied to performance)
✓ Significant executive share ownership requirements
__________________________

(1) Adjusted EBIT and adjusted earnings per share are non-GAAP financial measures. See Exhibit A for information concerning these measures including a definition and a reconciliation to the most comparable U.S. GAAP financial measure.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking stockholders to ratify the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for 2015. Set forth below is summary information with respect to KPMG LLP and its affiliates’ fees for services provided in 2014 and 2013. See “Proposal 3: Ratification of Independent Registered Public Accounting Firm” for additional information.

Type of Fees	2014	2013
Audit Fees	$5,109,800	$5,057,230
Audit-related Fees	190,287	108,911
Tax Fees	983,910	833,877
All Other Fees	—	20,750
Total Fees	$6,283,997	$6,020,768

222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2015
The Celanese Corporation 2015 Notice of Annual Meeting and Proxy Statement, 2014 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	April 23, 2015, 7:00 a.m. (Central Daylight Saving Time)

Place:	The Crescent Club 200 Crescent Court – 17th Floor, Dallas, Texas 75201

Items of Business:
● To elect James E. Barlett, Edward G. Galante, and David F. Hoffmeister to serve on our board of directors until the 2018 Annual Meeting of Stockholders, or until his or her successors are elected and qualified;

● Advisory vote to approve executive compensation;

● To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2015; and

● To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Third Amended and Restated By-laws (the “By-laws”).

Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 23, 2015.
Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2014 (the “2014 Annual Report to Stockholders”).
To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors of
Celanese Corporation
James R. Peacock III
Vice President, Deputy General Counsel
and Corporate Secretary
Irving, Texas
March 13, 2015

PROXY STATEMENT
For the Annual Meeting of Stockholders To Be Held on
April 23, 2015
The board of directors (the “board of directors” or the “board”) of Celanese Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 7:00 a.m. (Central Daylight Time) on Thursday, April 23, 2015, at The Crescent Club, 200 Crescent Court – 17th Floor, Dallas, Texas 75201. This Proxy Statement (this “Proxy Statement”) contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2015

The Celanese Corporation 2015 Notice of Annual Meeting and Proxy Statement, 2014 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

INFORMATION CONCERNING SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and will receive the proxy materials in the format requested. This Proxy Statement and our 2014 Annual Report to Stockholders also are available in the investor relations section of our website, www.celanese.com.
The Notice of Internet Availability and, for stockholders who previously requested electronic or paper delivery, the proxy materials are first being made available on or about March 13, 2015, to stockholders of record and beneficial owners who owned shares of the Company’s Series A Common Stock (“Common Stock”) at the close of business on February 23, 2015.
Our principal executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039.
For additional information about the proxy materials and the Annual Meeting, see “Questions and Answers About the Proxy Materials and the Annual Meeting”.

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominees
Our board of directors is divided into three classes serving staggered, three-year terms. The members of Class I are Jean S. Blackwell, Martin G. McGuinn, Daniel S. Sanders and John K. Wulff, and their term expires at the 2017 Annual Meeting of Stockholders. The members of Class II are James E. Barlett, Edward G. Galante and David F. Hoffmeister, and their term expires at the Annual Meeting. The members of Class III are Jay V. Ihlenfeld, Mark C. Rohr and Farah M. Walters, and their term expires at the 2016 Annual Meeting of Stockholders.
On February 5, 2015, Martin G. McGuinn and Daniel S. Sanders notified the Company of their intent to retire, effective immediately prior to the Annual Meeting , in accordance with the Company’s director retirement guideline.
At the Annual Meeting, you will have the opportunity to elect three directors in Class II to serve for three years. Based on the recommendation of our independent nominating and corporate governance committee, our board of directors has nominated James E. Barlett, Edward G. Galante and David F. Hoffmeister to be elected at the Annual Meeting. These director nominees have consented to be elected to serve as directors for the term of the Class II directors. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for these three nominees. If any of our nominees is unable or declines to serve as a director as of the time of the Annual Meeting, the board may designate a substitute nominee or reduce the size of the board. Proxies will be voted for any nominee who shall be designated by the board of directors to fill the vacancy. If elected, Messrs. Barlett, Galante and Hoffmeister will serve until the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or his earlier death, resignation or retirement.
Under the Company’s By-laws, in uncontested elections, such as this one, where the number of nominees does not exceed the number of directors to be elected, a director nominee must receive the affirmative vote of a majority of the votes cast at the annual meeting of stockholders in order to be elected. The board believes this majority vote standard appropriately gives stockholders a greater voice in the election of directors than the traditional plurality voting standard. Under the General Corporation Law of the State of Delaware, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. In order to address this “hold over” issue, board policy requires an incumbent nominee who fails to receive the required vote to tender his or her resignation. The board may accept or reject the resignation. Following receipt of such a resignation, the board will act on it within 90 days of the certification of the vote. In considering whether to accept or reject the resignation, the board will consider all factors it deems relevant, including the underlying reason for the voted result, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. Only independent directors will participate in the deliberations regarding a tendered resignation.
The name of each of our nominees for election and our directors continuing in office and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the Annual Meeting), is set forth below. Included in the information below is a description of the particular experience, qualifications, attributes and skills that led the board to conclude that each person below should serve as a director of the Company.

Director Nominees
Class II Directors – Term Expires in 2018

James E. Barlett, 71
Position, Principal Occupation and Business Experience:
Mr. Barlett has been Vice Chairman of TeleTech Holdings, Inc., a global provider of customer experience strategy, technology and business process outsourcing solutions, since October 2001 and a member of the board of directors of TeleTech since February 2000. Mr. Barlett previously served as the Chairman from 1997 to 2001, and President and Chief Executive Officer from 1994 to 2001, of Galileo International, Inc., a provider of travel information and transaction processing solutions for the travel industry. Prior to joining Galileo, Mr. Barlett served as Executive Vice President for MasterCard International Corporation and was Executive Vice President for NBD Bancorp. Mr. Barlett also served as a member of the board of directors and the chairman of the audit committee of Korn/Ferry International from 1999 until September 2009.
Key Attributes, Experience and Skills:
Mr. Barlett’s management and leadership experience as a former chief executive officer of a public company, knowledge from leading a company through an initial public offering, and experience in previous executive positions at other public companies, led the board to conclude that Mr. Barlett should serve as a director of the Company. Additional factors supporting this conclusion include his strong finance and accounting background and knowledge in the human resources area.

Director Since: 2004 Other Current Public Directorships: Teletech Holdings Inc. Former Directorships Held During the Past Five Years: None

Edward G. Galante, 64
Position, Principal Occupation and Business Experience:
Mr. Galante served as Senior Vice President and as a member of the management committee of Exxon Mobil Corporation, an international oil and gas company, from August 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with Exxon Mobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante currently serves as a director (since 2007) and chairman of the compensation and management development committee and as a member of the governance and nominating committee and the technology, safety and sustainability committee of Praxair, Inc. He also serves as a director (since 2010) and chairman of the governance and nominating committee of Clean Harbors, Inc. From 2008 until November 2014, Mr. Galante served as a member of the board of directors of Foster Wheeler AG, which included service on Foster Wheeler's compensation and executive development committee (including as chairman) and audit committee.
Key Attributes, Experience and Skills:
With over 30 years of experience in the oil, gas, refining and chemical sectors of the energy industry, Mr. Galante brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his executive positions at a public international, oil and gas company. Additionally, his global experience and knowledge of finance, compensation and governance gained from his service on other public company boards led the board to conclude that Mr. Galante should serve as a director of the Company.

Director Since: 2013 Other Current Public Directorships: Praxair, Inc. Clean Harbors, Inc. Former Directorships Held During the Past Five Years: Foster Wheeler AG

David F. Hoffmeister, 60
Position, Principal Occupation and Business Experience:
Mr. Hoffmeister served as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation, a global life sciences company, prior to its acquisition by Fisher Scientific Inc. in February 2014. From October 2004 to November 2008, he served as Chief Financial Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice.
Key Attributes, Experience and Skills:
Mr. Hoffmeister has extensive experience in the chemical industry, having worked as a consultant to chemical clients for 20 years at a global management consulting firm. He has a strong finance background and most recently served as the chief financial officer of a global biotechnology company. These experiences led the board to conclude that Mr. Hoffmeister should serve as a director of the Company.

Director Since: 2006 Other Current Public Directorships: None Former Directorships Held During the Past Five Years: None

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE

Directors Continuing in Office
Class III Directors – Term Expires in 2016

Jay V. Ihlenfeld, 63
Position, Principal Occupation and Business Experience:
From 2006 until his retirement in 2012, Mr. Ihlenfeld served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation. Mr. Ihlenfeld previously served as 3M Company’s Senior Vice President, Research and Development from 2002 to 2006. A 33-year veteran of 3M Company, Mr. Ihlenfeld has also held various leadership and technology positions, including Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan.
Key Attributes, Experience and Skills:
Mr. Ihlenfeld has extensive experience managing operations in the Asia Pacific region, having led 3M’s Asia Pacific operations for five years, and also in research and development, having led 3M’s research and development function for four years. These experiences coupled with his background as a chemical engineer led the board to conclude that Mr. Ihlenfeld should serve as a director of the Company.

Director Since: 2012 Other Current Public Directorships: None Former Directorships Held During the Past Five Years: None

Mark C. Rohr, 63
Position, Principal Occupation and Business Experience:
Mr. Rohr has been our Chairman of the board and Chief Executive Officer since April 2012 and a member of our board of directors since April 2007. He served as Executive Chairman of Albemarle Corporation, a global developer, manufacturer and marketer of highly engineered specialty chemicals, from September 2011 until February 2012 and previously had served as the Chairman from 2008 to 2011, President from 2000 to 2010, Chief Operating Officer from 2000 to 2002 and Chief Executive Officer from 2002 to 2011. Prior to that, Mr. Rohr served as Executive Vice President – Operations of Albemarle. Before joining Albemarle, Mr. Rohr held leadership roles with companies, including Occidental Chemical Corporation and The Dow Chemical Company. Mr. Rohr serves on the board of directors of Ashland Inc. (since 2008), and as a member of its audit committee and its environmental, health & safety committee. He also serves as chairman of the executive committee of the board of directors of the American Chemical Council.
Key Attributes, Experience and Skills:
By virtue of his thirteen years as the chief executive of a leading chemical company, Mr. Rohr brings significant insight and broad industry experience to the board. He brings extensive knowledge and understanding of the chemical industry gained from working in the industry in various positions of increasing responsibility throughout his career. In addition, his operations and global business experience, combined with a broad understanding of complex financial issues and governance, led the board to conclude that Mr. Rohr should serve as a director of the Company.

Director Since: 2007 Other Current Public Directorships: Ashland Inc. Former Directorships Held During the Past Five Years: Albemarle Corporation

Farah M. Walters, 70
Position, Principal Occupation and Business Experience:
Since 2005, Ms. Walters has served as President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. She also serves as a member of the board of directors of PolyOne Corporation (since 1998), including as a member of the compensation committee and the nominating and governance committee. She previously served as the lead director (2006-2007), chairperson of both the compensation and nominating and governance committee and the 2005 chief executive officer search committee, and as a member of the environmental, health and safety committee and the financial policy committee of PolyOne. She was a member of the board of directors of Kerr McGee Corp. from 1993 until 2006. While a director at Kerr McGee, she served as a member of the executive committee, the chairman of the compensation committee, the chairman of the audit committee and a member of the governance committee. From 2003 to 2006, Ms. Walters was also a director and a member of the compensation committee and the audit committee of Alpharma, Inc.
Key Attributes, Experience and Skills:
Ms. Walters has substantial experience on public boards, including the board of another public chemical company, and management experience and leadership capabilities gained from her position as the chief executive officer of a hospital system. She also has experience in the medical field, which is a growing business for the Company, and knowledge in the human resources area, particularly executive succession planning. Additionally, Ms. Walters has significant knowledge and experience in the areas of compensation and corporate governance, gained in part through her service in several leadership positions on public company boards. As a result of this experience, the board concluded that Ms. Walters should serve as a director of the Company.

Director Since: 2007 Other Current Public Directorships: PolyOne Corporation Former Directorships Held During the Past Five Years: None

Class I Directors - Term Expires in 2017

Jean S. Blackwell, 60
Position, Principal Occupation and Business Experience:
Ms. Blackwell has served as a member of the board of directors of United Stationers Inc., a leading national wholesale distributor of business products, since May 2007, including currently as the chair of the governance committee and as member of the audit committee and previously as the chair of the human resource committee. She previously served as a member of the board of directors from April 2004 to November 2009, and as chairperson of the audit committee, of Phoenix Companies Inc., a life insurance company. Ms. Blackwell served as Chief Executive Officer of Cummins Foundation and Executive Vice President, Corporate Responsibility, of Cummins Inc., a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, from March 2008 until her retirement in March 2013 and previously had served as Executive Vice President and Chief Financial Officer from 2003 to 2008, Vice President, Cummins Business Services from 2001 to 2003, Vice President, Human Resources from 1998 to 2001 and Vice President and General Counsel from 1997 to 1998 of Cummins Inc. Prior to joining Cummins, Ms. Blackwell was a partner at the Indianapolis law firm of Bose McKinney & Evans LLP from 1979 to 1991, where she practiced in the area of financial and real estate transactions. She has also served in state government, including as Executive Director of the Indiana State Lottery Commission and State of Indiana Budget Director.
Key Attributes, Experience and Skills:
By virtue of Ms. Blackwell’s broad experience, including her experience in previous executive positions at Cummins and her experience serving on boards of other public companies, including as chairperson of the audit committee of Phoenix, Ms. Blackwell brings an in-depth understanding of the internal operations of a public company and financial expertise to the board. Additional factors, including her strong legal background and knowledge in the human resources area, led the board to conclude that Ms. Blackwell should serve as a director of the Company.

Director Since: 2014 Other Current Public Directorships: United Stationers Inc. Former Directorships Held During the Past Five Years: Phoenix Companies Inc.

Martin G. McGuinn, 72*
Position, Principal Occupation and Business Experience:
Mr. McGuinn currently serves as a member of the board of directors (since 2007) and the audit committee as well as the chairman of the organization & compensation committee of The Chubb Corporation. He also serves as a member of the board of directors (since 2009) and as the chairman of the audit committee of iGATE Corporation. Mr. McGuinn serves as a member of the Advisory Board of CapGen Financial Group. From January 1999 until February 2006, Mr. McGuinn was Chairman and Chief Executive Officer of Mellon Financial Corporation, a financial services company, where he spent 25 years in a number of positions. Mr. McGuinn served a one-year term as Chairman of the Financial Services Roundtable from April 2003 to April 2004. He served as the 2005 President of the Federal Reserve Board’s Advisory Council.
Key Attributes, Experience and Skills:
Mr. McGuinn has more than 25 years of experience in the financial services industry, where he gained substantial management experience and leadership capabilities from his position as the chief executive officer of a large public banking institution. Additionally, his strong financial skills and expertise, including on the topics of capital markets and macroeconomics, and significant experience as a public company director, led the board to conclude that Mr. McGuinn should serve as a director of the Company.

Director Since: 2006 Other Current Public Directorships: The Chubb Corporation iGATE Corporation Former Directorships Held During the Past Five Years: None

Daniel S. Sanders, 75*
Position, Principal Occupation and Business Experience:
Mr. Sanders was President of ExxonMobil Chemical Company and Vice President of Exxon Mobil Corporation, an international oil and gas company, from December 1999 until his retirement in August 2004. Prior to the merger of Exxon and Mobil, Mr. Sanders served as President of Exxon Chemical Company beginning in January 1999 and as its Executive Vice President beginning in 1998. He is the past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry (American Section). He served as a member of the board of directors of Arch Chemicals, Inc. from 2004 to 2011, which included service on Arch’s governance committee and compensation committee (including as chairman). He also served as a member of the board of directors of Nalco Holding Company from 2005 until its merger with Ecolab Inc. in 2011. Subsequent to the merger, he served as a member of the board of directors of Ecolab Inc. and as a member of the audit committee and chairman of the nominating and governance committee until May 2013. He served as the non-executive Chairman of Milliken & Company until August 2011 and as the non-executive Chairman of Pacolet Milliken Enterprises, a private investment company, until May 2014. Mr. Sanders is the recipient of the 2005 Chemical Industry Medal awarded by the Society of Chemical Industry (American Section).
Key Attributes, Experience and Skills:
With over 43 years of experience in the chemical industry, Mr. Sanders brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his previous executive positions at a leading public energy and chemical company. Additionally, his global experience and knowledge of finance, compensation and governance gained from his career service on other public company boards led the board to conclude that Mr. Sanders should serve as a director of the Company.

Director Since: 2004 Other Current Public Directorships: None Former Directorships Held During the Past Five Years: Arch Chemicals, Inc. Ecolab Inc. Nalco Holding Company

* Pursuant to our director retirement guideline, Mr. McGuinn and Mr. Sanders will retire on April 23, 2015.

John K. Wulff, 66
Position, Principal Occupation and Business Experience:
Mr. Wulff is the former Chairman of the board of directors of Hercules Incorporated, a specialty chemicals company, a position he held from July 2003 until Ashland Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation, a chemical and polymers company, from 1996 to 2001. During his fourteen years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG LLP and predecessor firms from 1977 to 1987. He currently serves as a member of the board of directors (since 2004), the chairman of the governance and compensation committee and as a member of the audit committee of Moody’s Corporation. Mr. Wulff is chairman of the audit committee, a member of the environmental, health and safety committee and a member of the board of directors of Chemtura Corporation (since October 2009). Mr. Wulff served as a director of Sunoco, Inc. from March 2004 until October 2012 when Sunoco was acquired by Energy Transfer Partners L.P.
Key Attributes, Experience and Skills:
By virtue of his 20 years of experience in the chemical industry, including management and financial knowledge as the former chief financial officer of a publicly traded chemical company, Mr. Wulff brings significant knowledge and broad industry experience to the board. He has a strong financial background gained through various auditing, executive and finance positions, and substantial experience in leadership positions as a director of several public companies. This experience and background led the board to conclude that Mr. Wulff should serve as a director of the Company.

Director Since: 2006 Other Current Public Directorships: Moody’s Corporation Chemtura Corporation Former Directorships Held During the Past Five Years: Sunoco Inc.

Director Compensation in 2014
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our board of directors. In setting the compensation levels, the nominating and corporate governance committee considers the extent of time and the expertise required to serve on our board as well as the board’s independent compensation consultant’s recommendations. Each non-management director is entitled to an annual cash retainer of $100,000, which is paid in quarterly installments, and an annual equity retainer of $120,000 in time-based restricted stock units (“RSUs”) that vest in one year. In addition, the chair of the nominating and corporate governance committee and the environmental, health, safety and public policy committee receive an annual fee of $10,000, and the chair of the audit committee and the compensation and management development committee receive an annual fee of $20,000. The board also has a lead independent director who receives an annual fee of $25,000. See “Corporate Governance – Board Leadership Structure” for additional information.
Non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan, which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer all or a portion of their cash compensation and RSUs in exchange for a future payment amount equal to their deferments plus or minus certain amounts based on the market performance of specified measurement funds selected by the participant.

2014 Director Compensation Table
The table below is a summary of compensation earned and RSUs granted by the Company to non-management directors for the fiscal year ended December 31, 2014.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(5) (g)	Total ($) (h)
James E. Barlett	100,000	119,942	—	—	—	—	219,942
Jean S. Blackwell	88,611	149,943	—	—	—	—	238,554
Edward G. Galante	100,000	119,942	—	—	1,349	—	221,291
David F. Hoffmeister	135,000	119,942	—	—	—	—	254,942
Jay V. Ihlenfeld	100,000	119,942	—	—	—	—	219,942
Martin G. McGuinn	120,000	119,942	—	—	—	—	239,942
Daniel S. Sanders	110,000	119,942	—	—	33,573	5,596	269,111
Farah M. Walters	120,000	119,942	—	—	37,424	7,387	284,753
John K. Wulff	100,000	119,942	—	—	91,504	15,253	326,699
___________________________________

(1)
Ms. Blackwell joined the board in February 2014 and received a prorated annual retainer in 2014. Mr. Rohr is not included in this table because he was an employee of the Company during 2014 and received no compensation for his services as a director.

(2)	Includes amounts earned for the annual retainer and committee chair and lead independent director fees for the respective directors, as applicable.

(3)
Represents the grant date fair value of 2,051 RSUs granted to each non-management director (2,564 RSUs for Ms. Blackwell, which included a prorated amount of RSUs for her time served from February to April 2014) in April 2014 under the Company’s 2009 Global Incentive Plan, most recently approved by stockholders in 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For a discussion of the method and assumptions used to calculate such expense, see Notes 2 and 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. As of December 31, 2014, each non-employee director owned 2,051 RSUs, except Ms. Blackwell, who held 2,564 RSUs.

(4)
The Company has not granted stock options to directors since 2007. As of December 31, 2014, each person serving as a non-management director held the following number of stock options: James E. Barlett, -0-; Jean S. Blackwell, -0-; Edward G. Galante, -0-; David F. Hoffmeister, 25,000, all of which are vested; Jay V. Ihlenfeld, -0-; Martin G. McGuinn, -0-; Daniel S. Sanders, -0-; Farah M. Walters, 25,000, all which are vested; and John K. Wulff, -0-.

(5)	Represents dividend equivalents paid under the 2008 Deferred Compensation Plan.

PROPOSAL 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The Company’s compensation program for our named executive officers is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract, incentivize and retain a talented team of executives who will provide leadership for our success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value and (4) reward executives for contributions at a level reflecting our performance as well as their individual performance. Our compensation and management development committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and rewarded executives appropriately. See “Executive Compensation–Compensation Discussion and Analysis” for a summary of our 2014 performance, pay decisions and additional compensation information.

We are presenting this “say-on-pay” proposal, which gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program through an advisory vote on the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this Proxy Statement.”

The board of directors recommends that stockholders endorse the compensation program for our named executive officers by voting FOR the above resolution. We believe that executive compensation for 2014 was reasonable and appropriate, and justified by our performance. Our compensation program is the result of a carefully considered approach and takes into account advice received from the compensation and management development committee’s independent compensation consultant.

Advisory Vote
This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. In addition, the non-binding advisory vote described in this proposal will not be construed as overruling any decision by the Company, the board of directors, or the compensation and management development committee relating to the compensation of the named executive officers, or creating or changing any fiduciary duties or other duties on the part of the board of directors, or any committee of the board of directors, or the Company.
In 2011, our stockholders voted to have this advisory vote each year. In 2017, we will have another vote to determine the frequency of this advisory vote.

Vote Required
The voting on this proposal is advisory. Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has selected KPMG LLP to audit the Company’s consolidated financial statements for the year ended 2015. Since 2005, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the audit committee.
Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the board is submitting the audit committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. If the appointment of KPMG LLP is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Audit and Related Fees
Aggregate fees billed to the Company by KPMG LLP and its affiliates were as follows:

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$5,109,800	$5,057,230
Audit-related Fees(2)	190,287	108,911
Tax Fees(3)	983,910	833,877
All Other Fees(4)	—	20,750
Total Fees	$6,283,997	$6,020,768
________________________________________

(1)
For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits in non-U.S. jurisdictions, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.

(2)	Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.

(3)	Primarily for professional services related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.

(4)	For other permitted professional advisory services.

Audit Committee Pre-Approval Policy
The audit committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The audit committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The audit committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $200,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The audit committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent registered public accounting firm and the chief financial officer or corporate controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The audit committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2014 were pre-approved by the audit committee or otherwise under the Pre-Approval Policy.

Vote Required
Although ratification is not required in our By-laws or otherwise, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2015

CORPORATE GOVERNANCE
The business and affairs of the Company are overseen by the board of directors. The board believes that good corporate governance is foundational to achieving business success and to fulfill the board’s responsibilities to stockholders. The board believes that its practices align management and stockholder interests.
Strong corporate governance is also an integral part of our core values. Our Company’s corporate governance policies and procedures are available on the Company’s website at www.celanese.com in the investor relations section under corporate governance. The corporate governance portal includes the board committee charters, Business Conduct Policy, Financial Code of Ethics, Communications with the Board Policy and the Company’s Corporate Governance Guidelines (including our Director Independence Standards and Lead Independent Director Policy), the highlights of which are described below.

Composition of the Board of Directors
Our board is divided into three classes, equal in authority, one of which stands for election each year. See “Proposal 1: Election of Directors” for additional information. Our charter provides that the number of members of the board of directors shall be fixed by the board, but shall be no less than seven and no more than fifteen. Our board may fill vacancies and increase or, upon the occurrence of a vacancy, decrease the board’s size between annual stockholders’ meetings. As of the date of this Proxy Statement, we have ten directors. The board has established the size of the board to be ten directors effective February 5, 2015.
Our board of directors is and shall be comprised of a majority of independent directors. See “Corporate Governance — Director Independence” for additional information.
The Company has a director retirement guideline, the full text of which is set forth in our Corporate Governance Guidelines. The guideline provides that a director retires from the board of directors no later than the annual meeting of stockholders following such director’s 72nd birthday; provided, however, the retirement guideline may be waived by a majority of uninterested directors upon the recommendation of the nominating and corporate governance committee.

Board Leadership Structure
Meetings of our board of directors are presided over by the Chairman of the board of directors (the “Chairman”). Our By-laws do not require that the Chairman be independent of the Company and currently Mr. Rohr, our chief executive officer (“CEO”), serves as Chairman. While the board regularly considers the separation of the Chairman and CEO roles, the board currently believes that in order for the Company to succeed in executing its strategy it is important that these two roles be aligned as closely as possible. Having a combined Chairman/CEO allows the CEO to better understand and meet the needs of the board and allows the Chairman to better understand the Company’s day-to-day situation.
The board of directors has created the position of a lead independent director (the “lead independent director”). The selection of a lead independent director is meant to facilitate communication among the directors or between any of them and the Chairman. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman. Under the Company’s Lead Independent Director Policy, the lead independent director must be an independent director elected by a majority of the non-employee, independent directors for a renewable one-year term generally not exceeding three consecutive years of service. In 2014, the non-employee, independent directors elected Mr. Hoffmeister to serve as lead independent director for a one-year term beginning at the first board meeting after the 2014 Annual Meeting of Stockholders, and continuing until just prior to this Annual Meeting. The Company’s Lead Independent Director Policy provides that the lead independent director will:

•	preside over executive sessions of the non-employee, independent members of the board and at meetings of the board in the absence of, or upon the request of, the Chairman and CEO;

•	approve the scheduling of board meetings as well as the agenda and materials for each board meeting and executive session of the board’s non-employee, independent directors;

•	have the authority to call meetings of the board and such other meetings of the non-employee, independent directors as he/she deems necessary;

•	serve as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chairman and CEO;

•	meet regularly with the Chairman and CEO;

•	communicate with stockholders as requested and deemed appropriate by the board;

•	interview director candidates along with the nominating and corporate governance committee;

•
approve and coordinate the retention of advisors and consultants who report directly to the non-employee, independent members of the board, except as otherwise required by applicable law or the New York Stock Exchange (“NYSE”) Listing Standards;

•	guide the board’s governance processes concerning the annual board self-evaluation and CEO succession planning; and

•	when requested by the Chairman or the board, assist the board in reviewing and assuring compliance with governance principles.
The board believes that the existence of a lead independent director with this scope of responsibilities supports strong corporate governance principles while deriving the benefit of having the Company’s CEO also serve as Chairman. The board believes that the Company’s current leadership structure of the combined Chairman/CEO leadership role coupled with a lead independent director enhances the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all management and board decisions.

Board Self-Assessment
Each year, the members of the board and each committee conduct a self-assessment. The process for the self-assessment is approved by the board each year based on a recommendation from our nominating and corporate governance committee. Under the process used in 2014 and 2013, the nominating and corporate governance committee develops a thorough list of topics to be considered by the directors, which include board and committee structure, oversight, information, and culture, which are approved by the board. The lead independent director has a teleconference with each independent director, and finally with the Chairman, to discuss the topics and to gather any other feedback a director has as they relate to the full board and each of the committees. The lead independent director elicits comments from the directors concerning improvements for the board, the committees, the lead independent director, the committee chairs and management. The lead independent director then summarizes the input from the conversations and presents it to the independent directors at the February board meeting. Each committee chair also conducts a similar self-assessment with respect to their committee based on a subset of the board discussion topics, comments made to the lead independent director and discussion during executive sessions of committee meetings. Also, the nominating and corporate governance committee evaluates directors who are nominees for re-election to the board as part of the nomination process.

Stock Ownership Guidelines for Directors
The board of directors considers Celanese Common Stock ownership by directors to be of utmost importance, The board believes such ownership enhances the commitment of directors to our future and aligns their interests with those of our other stockholders. The board has therefore established minimum stock ownership guidelines for non-employee directors that require each director to own Common Stock having a value of at least five times his or her base annual cash retainer of $100,000. Each newly elected director has five years from the year elected to reach the ownership level. As of the record date, February 23, 2015, all of our then current directors had attained the minimum stock ownership levels based on holdings, except for Mr. Ihlenfeld, Mr. Galante and Ms. Blackwell, who joined the board in 2012, 2013 and 2014, respectively, and will not be required to meet the minimum stock ownership guidelines until 2017, 2018 and 2019, respectively.

Director Independence
The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. As noted below, all of our directors, other than our Chairman, are independent.
The board of directors has adopted standards of independence for directors that are set forth in Exhibit A to the Company’s Corporate Governance Guidelines. The Company reviews and determines the independence of each of the directors in accordance with these standards. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.celanese.com in the investor relations section under corporate governance. These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The NYSE listing standards generally provide that a director is independent if the board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if (1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (2) the director or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than for service as a director and committee member, and pension or other forms of deferred compensation for prior service to the Company; (3) (a) the director is a current partner or employee of the Company’s independent registered public accounting firm, (b) the director has an immediate family member who is a current partner of such firm, (c) the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent registered public accounting firm and personally worked on the Company’s audit within that time; (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where an executive officer of the Company serves or served on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1,000,000, or 2% of such other Company’s consolidated gross revenues.
Each director discloses and the board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries. The Company in the normal course of business has been a party to transactions with other entities (or their subsidiaries) where certain of our directors are themselves either directors or officers. The board was made aware of these transactions and the amounts involved and none of them were deemed to be material or were considered to impact a director’s independence.
The board, based on the recommendation of the nominating and corporate governance committee, affirmatively determined that nine of our current directors, Messrs. Barlett, Galante, Hoffmeister, Ihlenfeld, McGuinn, Sanders and Wulff, and Ms. Blackwell and Ms. Walters, are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Rohr, our Chairman and CEO, is the only current director who is not independent.
In addition, in compliance with the NYSE listing standards, we have an audit committee, a compensation and management development committee and a nominating and corporate governance committee that are each entirely composed of independent directors. Each of these committees have written charters addressing the respective committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.

Board Oversight of Risk Management
The board of directors is responsible for overseeing the risk management process for the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the committees of the board and the board as a whole participate in the oversight of the process. Specifically, the board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan and each board committee is responsible for oversight of specific risk areas relevant to their respective committee charter.
The oversight responsibility of the board and the board committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The audit committee is responsible for overseeing the enterprise risk process that management implements. In addition, the board recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the enterprise risk model and process periodically.
The strategic plan, critical issues and opportunities are presented to the board each year by the CEO and senior management. Throughout the year, management reviews any critical issues and actual results compared to the plan with the board and relevant board committees. Members of senior management are also available to discuss the Company’s strategy, plans, results and issues with the board committees and the board, and regularly attend such meetings to provide periodic briefings and access. In addition, the audit committee regularly holds separate executive sessions with the lead client service partner of the independent registered public accounting firm, chief financial officer, internal auditor/chief risk officer, chief compliance officer and other members of management as appropriate.
As specific examples of board committee risk oversight activities, the audit committee maintains responsibility for overseeing risks related to the Company’s financial reporting, audit process, internal control over financial reporting and disclosure controls and procedures, as well as the Company’s financial position and financial activities. The compensation and management development committee regularly reviews any potential risks associated with the Company’s compensation policies and practices. See “Risk Assessment of Compensation Practices” for additional information. In addition, the environmental, health, safety and public policy committee regularly reviews the Company’s operational risks, including those risks associated with process and product safety, public policy and reputational risks. Further, the nominating and corporate governance committee conducts an annual assessment of nominees to our board and is charged with developing and recommending to the board corporate governance principles and policies and board committee structure, leadership and membership, including those related to, affecting, or concerning the board’s and its committees’ risk oversight. Each of the board committees is required to make regular reports of its actions and any recommendations to the board, including recommendations to assist the board with its overall risk oversight function.

Recent By-law Amendment
The board, in consultation with our nominating and governance committee, reviews our governance and organizational documents, including our By-laws, on a regular basis and routinely assesses when and whether an update would be appropriate and in the best interests of the Company and its shareholders. These reviews and assessments include staying apprised of legal, governance and business developments, current and emerging best practices and the perspectives of shareholders and other stakeholders and taking into account such factors as the board deems pertinent. With respect to By-law amendments, the board generally acts on the recommendation of our nominating and corporate governance committee following deliberation and consultation with advisors, as necessary, and we make any By-law amendments publicly available through periodic filings with the SEC and postings to our website. In 2014 we amended our By-laws to add a new Article VIII providing that the exclusive forum for certain corporate litigation involving the Company shall be a state court located in Delaware. The board determined that adoption of the exclusive forum By-law is in the best interests of the Company and its stockholders for a number of reasons, including the importance of preventing the unnecessary diversion of corporate resources to address costly, wasteful and duplicative multi-forum litigation, facilitating increased consistency and predictability in litigation outcomes and recent caselaw developments in other jurisdictions upholding the board’s authority to adopt such By-laws and their validity.

Board Meetings in 2014
Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all board meetings and committee meetings on which he or she serves. The board of directors held six meetings during 2014. All incumbent directors attended at least 75% of the aggregate of (i) meetings of the board and (ii) meetings of the board committees on which they served during the fiscal year ended December 31, 2014. In addition, we have a policy requiring our directors to attend the annual meeting of stockholders. All of our directors who were members of the board in 2014 attended the annual meeting of stockholders in 2014.

Committees of the Board
The board of directors has four standing board committees:
•audit committee;
•compensation and management development committee;
•nominating and corporate governance committee; and
•environmental, health, safety and public policy committee.
    The following table sets forth the current composition of our committees:

	Audit Committee	Compensation and Management Development Committee	Environmental, Health, Safety and Public Policy Committee	Nominating and Corporate Governance Committee
James E. Barlett À		●	●
Jean S. Blackwell À	●
Edward G. Galante	●		●
David F. Hoffmeister À◆		●		£
Jay V. Ihlenfeld		●	●
Martin G. McGuinn À	£			●
Mark C. Rohr
Daniel S. Sanders	●		£
Farah M. Walters		£		●
John K. Wulff À	●			●
£ Chairperson ● Member À Financial Expert ◆ Lead Independent Director

Audit Committee
The Company’s audit committee is currently comprised of Mr. McGuinn (chairman), Ms. Blackwell, Mr. Galante, Mr. Sanders and Mr. Wulff, each of whom the board has affirmatively determined is independent of the Company and its management under the rules of the NYSE and the SEC. The board has also determined that Mr. McGuinn, Ms. Blackwell and Mr. Wulff are “audit committee financial experts” as the term is defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is also “financially literate” as that term is defined by the rules of the NYSE. The audit committee held eight meetings during 2014. The complete text of the audit committee charter, as amended by the board of directors on October 22, 2014, is available on the Company’s website at www.celanese.com in the investor relations section under corporate governance.
The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. The principal purposes of the audit committee are to oversee:

•	accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;

•	the quality and integrity of the financial statements of the Company;

•	internal control and compliance programs;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.
Compensation and Management Development Committee
The Company’s compensation and management development committee is currently comprised of Ms. Walters (chair), Mr. Barlett, Mr. Hoffmeister and Mr. Ihlenfeld. The board has determined that all members of the compensation and management development committee are independent under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applicable NYSE listing standards, and qualify as “non-employee directors” for purposes of Section 162(m) of the Internal Revenue Code. The compensation and management development committee held seven meetings during 2014. The complete text of the compensation and management development committee charter, as amended by the board of directors on October 22, 2014, is available on the Company’s website at www.celanese.com in the investor relations section under corporate governance. A description of the compensation and management development committee’s processes and procedures for determining executive compensation and the roles of management and the compensation consultant in determining or recommending the amount or form of compensation is more fully described in “Compensation Discussion and Analysis.” The compensation and management development committee charter provides that the compensation and management development committee may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to compensation consulting firms, that the compensation and management development committee deems necessary in the performance of its duties.
The principal purposes of the compensation and management development committee are to:

•	review and approve the compensation of the Company’s executive officers;

•
review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives; and

•	oversee the development and implementation of succession plans for the CEO and the other key executives.

During 2014, Frederic W. Cook & Co., Inc., as independent outside compensation consultant (“FW Cook”), advised the compensation and management development committee on executive officer compensation matters. The compensation and management development committee has considered the Company’s relationship with FW Cook in light of factors deemed important by the SEC and the NYSE and has determined that there is no conflict of interest with FW Cook. See “Compensation Discussion and Analysis” for additional information.
Nominating and Corporate Governance Committee
The Company’s nominating and corporate governance committee is currently comprised of Mr. Hoffmeister (chairman and lead director), Mr. McGuinn, Ms. Walters and Mr. Wulff. The nominating and corporate governance committee held four meetings during 2014. The complete text of the nominating and corporate governance committee charter, as amended by the board of directors on October 22, 2014, is available on the Company’s website at www.celanese.com in the investor relations section under corporate governance. The nominating and corporate governance committee charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to leadership search firms, the nominating and corporate governance committee deems necessary in the performance of its duties, including in its process of identifying director candidates.
The principal purposes of the nominating and corporate governance committee are to:

•	identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of stockholders or to fill board vacancies;

•	review and recommend non-employee director compensation to the board;

•	develop and recommend to the board and oversee implementation of the Company’s Corporate Governance Guidelines;

•	oversee evaluations of the board; and

•	recommend to the board nominees for the committees of the board.
During 2014, FW Cook, as independent outside compensation consultant, advised the nominating and corporate governance committee on non-employee director compensation matters.
Environmental, Health, Safety and Public Policy Committee
The Company’s environmental, health, safety and public policy committee is currently comprised of Mr. Sanders (chairman), Mr. Barlett, Mr. Galante and Mr. Ihlenfeld. The environmental, health, safety and public policy committee assists the board in fulfilling its oversight duties, while Company management retains responsibility for assuring compliance with applicable environmental, health and safety laws and regulations. The environmental, health, safety and public policy committee held four meetings during 2014. The complete text of the environmental, health, safety and public policy committee charter, as amended by the board of directors on October 22, 2014, is available on the Company’s website at www.celanese.com in the investor relations section under corporate governance.
The principal purposes of the environmental, health, safety and public policy committee are to:

•	oversee the Company’s policies and practices concerning environmental, health, safety and public policy issues;

•	review the impact of such policies and practices on the Company’s corporate social responsibilities, public relations and sustainability; and

•	make recommendations to the board regarding these matters.

Candidates for the Board
The board of directors and the nominating and corporate governance committee consider candidates for board membership suggested by the board or nominating and corporate governance committee members, as well as by management and stockholders.
Nominee Assessment and Diversity
The nominating and corporate governance committee’s assessment of a proposed director candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the nominating and corporate governance committee considers important and expects to contribute to an effective board, including the following qualities:

•	leadership experience in business or administrative activities;

•	specialized expertise in the chemical industry;

•	breadth of knowledge about issues affecting the Company;

•	ability to contribute special competencies to board activities;

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters;

•	willingness to assume fiduciary responsibilities;

•	be intelligent, thoughtful and analytical;

•	possess knowledge about compensation and human resources practices;

•	be free of actual or potential conflicts of interest;

•	have experience serving on boards of public companies; and

•	be familiar with regulatory and governance matters.
Although the Company does not have a formal policy on board diversity, when considering board candidates, the nominating and corporate governance committee strives to achieve a balance of knowledge, experience and perspective such that the Company’s board reflects a diversity of backgrounds and experiences.

Nominee Recommendations
The nominating and corporate governance committee will consider recommendations for director nominees made by stockholders. Stockholder recommendations should be sent to:
Celanese Corporation
Board of Directors
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Attn: Corporate Secretary
Generally, recommended candidates are considered at the first or second board meeting held prior to the annual meeting of stockholders. No candidates were recommended by stockholders during 2014.
The nominating and corporate governance committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The chairman of the nominating and corporate governance committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the nominating and corporate governance committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the nominating and corporate governance committee or as many members as can do so to meet the potential nominee. The nominating and corporate governance committee will then select a nominee to recommend to the board of directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our stockholders at the next annual meeting of stockholders.

Communications with the Board
The board of directors has adopted the following procedure in accordance with the requirements of the NYSE and the SEC for stockholders or other interested parties to communicate with the board and its members. Stockholders and other parties interested in communicating directly with the non-management directors as a group, an individual director or the board may do so by sending their communications to:
Celanese Corporation
Board of Directors
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Attn: Corporate Secretary
All communications received by the Corporate Secretary will be delivered to one or more members of the board as appropriate, as determined by the Corporate Secretary. Notwithstanding the foregoing, the Corporate Secretary will maintain for the benefit of the board for a period of two years following the receipt of any communication, a record of all communications received in compliance with this policy.
Members of the board may review this record of communications upon their request to the Corporate Secretary. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be directed to the chairman of the audit committee.

BOARD COMMITTEE REPORTS
Audit Committee Report
The audit committee is composed of five independent directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to the external reporting process and the Company’s internal controls. The audit committee serves as the primary communication link between the board, the independent public accounting firm, and our internal auditors.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
The audit committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements for the Company for the year ended December 31, 2014. The audit committee also met with KPMG LLP and the internal auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluation of our internal control, and the overall quality of our financial reporting. The audit committee also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed with KPMG LLP its independence from the Company and management and received from KPMG LLP the written disclosures required by PCAOB Rules regarding the independent registered public accounting firm’s communications with the audit committee concerning independence.
The audit committee discussed with KPMG LLP and the internal auditors the overall scope and plans for their respective audits. The audit committee reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and other services provided during fiscal 2014, which are set forth under “Proposal 3: Ratification of Independent Registered Public Accounting Firm”, and determined that the provision of non-audit services is compatible with KPMG LLP’s independence. Based on the audit committee’s reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.
The audit committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the audit committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of our operations and industry. Based on these evaluations, the audit committee decided to engage KPMG LLP as our independent registered public accounting firm for fiscal 2015. Although the audit committee has the sole authority to appoint the independent registered public accounting firm, the audit committee has continued its long-standing practice of recommending that the board ask our stockholders to ratify the appointment of the registered public accounting firm at our annual meeting of stockholders. This report was submitted by the current members of the audit committee,

Dated: February 4, 2015	Martin G. McGuinn, Chairman
Jean S. Blackwell
Edward G. Galante
Daniel S. Sanders
John K. Wulff
The audit committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the audit committee report by reference therein.

Compensation and Management Development Committee Report
The compensation and management development committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the compensation and management development committee’s independent compensation consultant and, based on its review and discussions, the compensation and management development committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and this Proxy Statement. This report was submitted by the compensation and management development committee,
Farah M. Walters, Chair
James E. Barlett
David F. Hoffmeister
Jay V. Ihlenfeld
Dated: February 4, 2015
The compensation and management development committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation and management development committee report by reference therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Our Compensation Discussion and Analysis (“CD&A”) describes the key features of our executive compensation program and the compensation and management development committee’s approach in deciding fiscal 2014 compensation for our named executive officers listed below (collectively, our “named executive officers”):

Named Executive Officer	Title (as of last day of fiscal 2014)
Mark C. Rohr	Chairman and Chief Executive Officer
Steven M. Sterin	Former Senior Vice President and Chief Financial Officer
Jay C. Townsend	Senior Vice President, Business Strategy Development, Procurement and Advanced Fuels Technology
Gjon N. Nivica, Jr.	Senior Vice President & General Counsel
Lori A. Johnston	Senior Vice President, Human Resources
Christopher W. Jensen	Senior Vice President, Finance and Interim Chief Financial Officer
We divide this discussion into four parts:

•	Overview of Our 2014 Executive Compensation Program
•	Oversight of the Executive Compensation Process
•	Compensation Philosophy and Elements of Pay
•	Additional Information Regarding Executive Compensation

Overview of Our 2014 Executive Compensation Program
Our compensation program for named executive officers is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract, incentivize and retain a talented team of executives who will provide leadership for our success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value and (4) reward executives for contributions at a level reflecting our performance as well as their individual performance. Our compensation and management development committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and rewarded executives appropriately.
We closely monitor our performance in relation to the performance of those companies included in our peer group, as described below in this CD&A. Although we generally aim for our compensation to be competitive with our executive benchmarking peer group, whether our incentive programs pay out at, above or below the targeted amount depends on internal performance metrics and overall Company performance. This compensation structure is consistent with our philosophy of performance-based pay that also enables us to attract and retain the top talent in the industry.
In 2012, our chief executive officer (“CEO”) and the management team developed a three-year strategic plan to enhance the overall growth of the Company. This strategic plan builds upon the Company’s achievements like our global expansion which has resulted in one of the most geographically diverse business models in our industry, our development of new technologies that address some of the most significant global issues that society will face over the next several years, and our commitment to social responsibility, safety and environmental stewardship. Our long-term objectives are to deliver annualized earnings growth at the same levels as top tier chemical companies. We believe achieving these objectives will significantly increase stockholder value.

Our ability to develop innovative technology is a critical element to achieve our strategic plan and create value for our stockholders. We utilize technology and create stockholder value in two different ways. One is through technology-enabled chemistries and the other is through customer-oriented solutions. In technology-enabled chemistries, we create value through our unique or advantaged technology positions that provide us with process advantages. Our competency in this area allows us to differentiate ourselves in end-use applications that are not differentiated. In customer-oriented solutions, we create value through our unique ability to combine process chemistry, application engineering and customer-focused opportunities. Our expertise in this area enables us to deliver differentiated solutions tailored to customer needs. We believe we are well positioned to create long-term stockholder value in each area.
2014 Performance
We believe the performance goals that drive our compensation program for the named executive officers were instrumental in helping us achieve strong financial performance in 2014 despite weakness in Europe and slower growth in Asia.

•	Our net sales were $6.8 billion in 2014, up 4.5% from 2013, the second highest level since 2008.(1)

•	We generated Adjusted EBIT(2) of 1.3 billion in 2014, up 20% from 2013, the highest level since 2008.(1)

•	Adjusted earnings per share(3) was $5.67, an increase of 26% over 2013 and the highest level since 2008.(1)

•
Diluted net earnings per share was $4.04 in 2014, down 41.5%, largely due to the recognition in 2013 of deferred proceeds generated by the 2006 settlement agreement with the Frankfurt, Germany Airport (“Fraport”) to sell, and our decision to move, our German polyacetal facility, settlement or curtailment of pension and other postretirement benefit plan obligations.

•	Cumulative total stockholder return over the prior one-, three- and five-year periods was 10%, 40% and 95%, respectively.

•	We generated adjusted free cash flow(4) of $553 million in 2014, up 49% from 2013.

•
We increased our quarterly cash dividend 39% in 2014, paying $144 million in dividends. We have paid cash dividends for 39 consecutive quarters and the average annual rate of increase in the dividend has been at least 20% since 2009.

•
During 2014, we also repurchased $250 million of our Common Stock under our previously announced stock repurchase program. We have repurchased $1.32 billion of our shares of Common Stock from December 31, 2006 until December 31, 2014.

_______________________________________

(1)
We reference back to 2008 with respect to various performance measures since that is the earliest date for which we adjusted financial information for our 2013 change in accounting for pension and other post-retirement obligations.

(2)
Adjusted EBIT is a non-GAAP financial measure (“Adjusted EBIT”) that we define as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense and taxes, and further adjusted for certain items and amounts attributable to noncontrolling interests (“NCI”). See Exhibit A to this Proxy Statement for additional information concerning this measure and a reconciliation of this measure to net earnings, the most comparable U.S. GAAP financial measure.

(3)
Adjusted earnings per share is a non-GAAP financial measure that we define as earnings (loss) from continuing operations, adjusted for income tax (provision) benefit, certain items, refinancing and related expenses and NCI, divided by the number of basic common shares, convertible preferred shares and dilutive restricted stock units and stock options calculated using the treasury method. See Exhibit A to this Proxy Statement for additional information concerning these measures and a reconciliation of these measures to the most comparable U.S. GAAP financial measure.

(4)
Adjusted free cash flow is a non-GAAP financial measure that we define as cash flow from operations less other productive asset purchases, operating cash flow from discontinued operations and certain cash flow adjustments, including amounts attributable to NCI and capital contributions from outside stockholders of the Company’s consolidated joint ventures. See Exhibit A to this Proxy Statement for information concerning this measure and a reconciliation of this measure to the most comparable U.S. GAAP financial measure.

2014 Pay Decisions
In February 2014, we awarded performance-based restricted stock units (“PRSUs”) to each of our named executive officers under our 2014 long-term incentive plan (“2014 LTIP”). These PRSUs become earned based primarily on our achievement of Adjusted EBIT growth goals for 2014 and 2015, and require continued service with the Company through 2017.
In light of industry compensation market movement and strong individual performance, a majority of our named executive officers received base pay increases effective March 2014, ranging from 5% to 10%.
Under our annual performance bonus plan, for 2014, our Adjusted EBIT exceeded superior performance, working capital exceeded target level was only slightly less than superior performance, and our stewardship performance exceeded target levels, with environmental and process safety measures exceeding superior performance. Based on such performance, the compensation and management development committee approved a superior payout under our 2014 annual performance bonus plan and established individual performance modifiers for the named executive officers
Also in 2014, the performance of the PRSUs granted in 2013 was determined to be greater than target, based on 2013-2014 Adjusted EBIT, which will pay out 50% in each of 2015 and 2016. However, the PRSUs that were granted in 2011, and scheduled to vest and pay out in 2014 based on 2012-2013 Operating EBITDA, did not pay out. These awards are described more fully below in this CD&A. There was no annual equity grant in 2012.
Highlights of Pay Program and Compensation Governance
The compensation and management development committee and management periodically review the compensation and benefit programs for executives and other employees to align them with our philosophy and objectives. Accordingly, the Company has adopted a number of practices over the last several years that affect our executive compensation program:

What We Do
✓ Conduct an annual “say-on-pay” advisory vote for stockholders
✓ Pay for performance, including using performance units for the annual equity grant that align interests with stockholders
✓ Provide more than a majority of compensation in performance-based compensation
✓ Use appropriate peer groups when establishing compensation
✓ Balance short- and long-term incentives, aligning long-term incentives with stockholder returns
✓ Include caps on individual payouts in incentive plans
✓ Include a clawback policy in our long-term incentive plans
✓ Set significant stock ownership guidelines for named executive officers and directors
✓ Use change in control double-trigger vesting for long-term equity awards
✓ Condition grants of long-term incentive awards on execution of a non-solicitation / noncompetition agreement
✓ Mitigate undue risk taking in compensation programs
✓ Retain an independent external compensation consultant
✓ Constitute compensation committee composed entirely of outside, independent directors

What We Don’t Do
X No hedging in, pledging of or short-selling of our Common Stock; no purchases of our Common Stock on margin
X No change in control excise tax gross-up agreements after 2009
X No tax “gross-ups” for perquisites, except relocation benefits (for all employees)
X No excessive perquisites
X No employment agreements
X No stock option repricing, reloads or exchange without stockholder approval
X No dividend equivalents on unvested equity awards

In addition to maintaining good corporate governance, we have designed our annual performance bonus plan and long-term incentive plans to be aligned with best practices that mitigate against excessive risk. See “Risk Assessment of Compensation Practices”.
Response to Advisory Vote and Stockholder Feedback
The compensation and management development committee, which is responsible for designing and administering our executive compensation program, values the feedback received from stockholders in their vote on our say-on-pay proposal, and will consider the outcome of the vote when making future compensation decisions for executive officers.
In 2014, stockholders continued their strong support of our executive compensation programs with 99% of the votes cast for approval of the “say-on-pay” proposal at the 2014 Annual Meeting of Stockholders. Nevertheless, consistent with its strong interest in stockholder engagement, communication and transparency, the compensation and management development committee has continued to examine our executive compensation program to assure alignment between the interests of our senior executives and stockholders.
Beyond consideration of the annual “say-on-pay” vote, the Company regularly engages with stockholders to better understand their perspectives. During 2014, we held multiple discussions with most of our largest stockholders on topics such as corporate strategy, cash deployment, executive compensation and other governance matters. These discussions provided valuable insights into our stockholders’ views on executive compensation programs and corporate governance practices.

Oversight of the Executive Compensation Process

The compensation and management development committee is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our stockholders’ interests. Specifically, the compensation and management development committee is responsible for:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and our other named executive officers;

•	evaluating the performance and compensation of the CEO and our other named executive officers in light of their established goals and objectives;

•	reviewing and approving both target and actual pay levels of the CEO and our other named executive officers; and

•
reviewing and approving incentive and equity-based compensation plans, including our annual incentive bonus and our long-term incentive plans, and all grants of awards under such plans to our executive officers.

Our compensation and management development committee is comprised entirely of independent directors (as defined under NYSE listing standards).
Role of the Compensation Consultant in Making Decisions
The compensation and management development committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent outside compensation consultant to advise it in connection with executive compensation matters. Representatives of FW Cook regularly attend compensation and management development committee meetings as requested by its chair, and report directly and exclusively to the compensation and management development committee on matters relating to compensation for the named executive officers. During 2014, the compensation and management development committee requested that FW Cook:

•	analyze and benchmark incentive targets;

•	review and provide guidance on compensation plan design;

•	review the composition of our compensation peer group and recommend modifications;

•	conduct an analysis of our compensation of the CEO and the other named executive officers, and assess how target and actual compensation aligned with our philosophy and objectives; and

•
provide market data, historical compensation information, internal equity comparisons, share usage and dilution, competitive practice information and recommendations regarding compensation trends and compensation strategy.

In 2014, the nominating and corporate governance committee also requested that FW Cook analyze and benchmark non-employee director compensation.
During 2014, FW Cook provided to the Company only services approved by the compensation and management development committee (and the nominating and corporate governance committee with respect to non-employee director compensation). The compensation and management development committee has considered our relationship with FW Cook in light of factors deemed important by the SEC and the NYSE and has determined that there is no conflict of interest with FW Cook.
Role of Management in Making Decisions
The compensation and management development committee regularly meets with the CEO and the senior vice president, human resources to receive reports and recommendations regarding the compensation of our named executive officers other than the CEO. In particular, the CEO submits recommendations, as appropriate, to the compensation and management development committee on the base salary, target annual performance bonus award levels, and target levels of long-term incentive plan compensation to be offered to each named executive officer (other than himself). Recommendations are developed in consultation with the senior vice president, human resources (other than for herself) and the compensation and management development committee’s independent compensation consultant and are accompanied by peer company and general market data prepared by such consultant. In addition, the CEO makes recommendations to the compensation and management development committee on the individual performance modifiers used to determine each named executive officer’s actual payout under the annual performance bonus award, as further described below in “Performance Assessment and Individual Compensation Decisions”. Although the compensation and management development committee considers the CEO’s recommendations, the final decisions regarding base salary, annual performance bonus plan and long-term incentive plan opportunities and individual performance modifiers are made by the compensation and management development committee after discussion with the board. The CEO does not make any recommendations to the compensation and management development committee regarding his own compensation.

Compensation Philosophy and Elements of Pay
Compensation Philosophy. Our focus as a company is to deliver continued earnings growth and superior value creation for our stockholders. To that end, we have adopted a pay-for-performance compensation program that is designed to reward executives for superior company and individual performance through awards of annual and long-term incentives. At the same time, these programs are intended to be sufficiently competitive with our compensation peer companies so as to also attract and retain highly qualified personnel. We believe that our current compensation program is both attractive to our executives and aligned with the best interests of our stockholders.
Compensation Objectives. The objectives of our compensation program are to provide pay that is competitive, performance-based, aligned with the interests of our stockholders, and focused on attracting, rewarding and retaining talent as described below:

•
Competitive – pay should be set at a level that is competitive to our peers with whom we compete for talent, is equitable among our executive officers, and recognizes the knowledge, skills and attributes of our executive officers;

•	Performance-based – pay should reward individual and Company performance when pre-established short- and long-term goals are met or exceeded and provide for consequences when such targets are not met;

•	Aligned with Stockholders – incentives should encourage long-term increases in stockholder value; and

•	Focused on Talent – pay should be designed to attract, motivate and retain key executives.
Elements of Compensation. The table below summarizes the current elements of our compensation program and how each element supports the Company’s compensation objectives:

Compensation Element	Description		Competitive	Performance- Based	Stockholder Alignment	Talent Focus

Base Salary	•	Fixed level of compensation	X			X
	•	Determined within a competitive range established through independent analysis

Annual Performance Bonus Award	•	Performance-based cash incentive opportunity	X	X	X	X
	•	2014 plan measures were Adjusted EBIT, working capital and stewardship metrics (injuries, process safety and environment)

Long-Term Incentive Awards

Performance- based Restricted Stock Units	•	Performance-based equity incentive	X	X	X	X
	•	Long-term performance plan
	•	2014 plan measures were Adjusted EBIT over a two-year performance period (2014 and 2015), with an additional one-year vesting period after performance is determined

Stock Options(1)	•	Variable pay based on increases in our stock price over time	X	X	X	X

Time-based Restricted Stock Units(1)	•	Awards vest over minimum three-year term	X		X	X

Restricted Stock Awards(1)	•	Awards vest over minimum three-year term	X		X	X

Retirement Plans	•	Celanese Americas Retirement Savings Plan	X			X
	•	Celanese Americas Supplemental Retirement Savings Plan	X			X
	•	Celanese Americas Retirement Pension Plan(2)	X			X
	•	Celanese Americas Supplemental Retirement Pension Plan(2)	X			X

Severance Arrangements	•	Executive Severance Benefits Plan	X			X
	•	Change in Control Agreement	X		X	X
_______________________________________

(1)	Available for grant to new hires and in special circumstances. None were granted to any named executive officer in 2014.

(2)	Plan frozen as of December 31, 2013 except for interest accruals. See “2014 Pension Benefits Table”.

Setting Total Compensation
Our compensation-setting process consists of establishing overall target total compensation for each named executive officer and then allocating that compensation among base salary, annual performance bonus awards, and long-term incentive awards. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements, we utilize a compensation mix more heavily weighted towards variable and long-term incentive compensation. The compensation and management development committee believes that the CEO’s compensation should be the most heavily weighted towards variable and long-term incentive awards to align his compensation with stockholder interests. Accordingly, 100% of his 2014 annual long-term incentive award (which accounted for 70% of his total targeted compensation) was allocated to PRSUs.
To establish the appropriate target level of compensation for the CEO and each named executive officer, each compensation element is reviewed by the compensation and management development committee against market data for our compensation peer group provided by the compensation and management development committee’s independent compensation consultant. The compensation and management development committee’s philosophy is to target each executive officer’s compensation to be generally at the median of, but also competitive with, members of our peer group for total annual cash compensation (base salary plus annual performance bonus award) and total annual compensation (total annual cash compensation plus long-term incentive awards). Since a majority of the total compensation of our executive officers is performance-based and, therefore, “at risk”, actual compensation is determined by Company performance and individual performance against pre-established objectives. To the extent that we exceed our annual performance targets and an executive officer significantly exceeds individual performance objectives, our compensation program is designed to reward such executive officer by paying total compensation greater than the median level of the peer group. To the extent that we do not achieve our annual performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer.
Setting compensation targets based on comparative market data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. In addition, because each executive officer’s target compensation is set by reference to persons with similar duties at companies in our peer group, the compensation and management development committee does not establish any fixed relationship between the compensation of the CEO and that of any other executive officer. Internal pay equity among the other executive officers is also considered when setting compensation targets. The level of responsibility, scope of role and impact to the organization are all taken into consideration.
Our Compensation Peer Group
As noted above, the compensation and management development committee’s independent compensation consultant provided an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The compensation and management development committee, with the assistance of the independent compensation consultant, identified the companies to be included in our peer group based primarily on industry, market capitalization and annual revenue. In some cases, the compensation and management development committee also considered other criteria such as the number of employees at a potential member of the peer group, the complexity of a potential member of the peer group, and whether the role and responsibilities of a potential member of the peer group’s named executive officers were comparable to those of our named executive officers. The compensation and management development committee reviewed our peer group in 2014 and determined that the peer group would remain unchanged. The 2014 compensation peer group was as follows:

Air Products & Chemicals, Inc.	Huntsman Corp.
Albemarle Inc.	Monsanto Company
Ashland Inc.	PPG Industries Inc.
Cytec Industries Inc.	Praxair Inc.
Eastman Chemical Co.	Rockwood Holdings Inc.
Ecolab Inc.	RPM International Inc.
FMC Corp.	Valspar Corporation

Although the compensation and management development committee strives to set executive compensation at levels that are competitive with the companies in the peer group, it does not rigidly adhere to a particular target in determining executive compensation. Any executive officer’s total compensation may vary from the targets due to various other factors, including exceptionally strong or weak Company performance over the prior year and particularly strong or weak individual performance over the prior year. The compensation and management development committee also takes into account additional individual factors when establishing total executive compensation levels, including an executive’s position within the Company, level of experience, tenure and need for retention.
Base Salary
Our CEO and the other executive officers are considered “at-will” employees. As such, the compensation and management development committee annually reviews and approves the base salaries for the CEO and each of the other executive officers. In making a determination of the appropriate level of an executive officer’s base salary, the compensation and management development committee considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly-situated executives at companies in our peer group. As a result of the factors mentioned above, base salaries may actually be set higher or lower than the median level of similarly-situated executives at companies in our peer group, when appropriate.
Annual Performance Bonus Awards
Plan Summary. A target annual performance bonus award, expressed as a percentage of annual base salary, is set for each named executive officer based on the market data for his or her position and his or her level within the organization. Target bonus percentages for each named executive officer are shown in the chart below. For 2014, the actual annual performance bonus award that an executive officer could receive ranged from 0% – 300% of his or her target annual performance bonus award based on our achievement of certain business, financial and stewardship performance targets and the achievement by the executive officer of personal objectives established for him or her at the beginning of the year. An individual performance modifier for each executive officer (other than the CEO) is recommended to the compensation and management development committee by our CEO after the end of the fiscal year, based on his assessment of the satisfactory completion of the various individual objectives. The formula for determining the actual payout for each executive officer is as follows:

Target Bonus			times	Business Results	times	Individual Results	equals	Annual Bonus

Eligible Earnings	X	Target Bonus %	X	Business Performance Modifier (0 - 200%)	X	Individual Performance Modifier (0 - 150%)	=	Annual Performance Bonus Award (0 - 300%)
Eligible earnings is defined as base pay that is earned for the year. This amount is reflective of any pay adjustments that might have been made throughout the year. The annual performance bonus plan award is paid in March of the year following the performance period.
Company Goals and Objectives. The annual performance bonus awards for 2014 were based on our achievement of incremental levels of Adjusted EBIT, a working capital component (Accounts Receivable, Inventory and Accounts Payable), and stewardship goals relating to individual and process safety and the environment. Within each of these performance metric areas, there are three incremental performance levels, which are referred to internally as threshold, target and superior. The target level for all metrics is set at amounts that generally reflect our internal, confidential business plan at the time the awards are established. These goals generally require a high level of performance over the one-year performance period to be achieved. Threshold and superior levels are set as a percentage of target and designed to keep executives motivated throughout the year (threshold) as well as reward exceptional performance (superior).

For 2014, the target annual performance bonus awards and the measurement level for each of the named executive officers were as follows:

Named Executive Officer	Target Annual Performance Bonus (% of Base Salary)	2014 Performance Metrics and Relative Weight	Mix of Business Unit and Total Company Metrics
Mark C. Rohr	135%	65% Adjusted EBIT 20% Working Capital 15% Stewardship	100% Total Company
Steven M. Sterin	80%
Jay C. Townsend	80%
Gjon N. Nivica, Jr.	70%
Lori A. Johnston	70%
Christopher W. Jensen	50%
2014 Performance. The threshold, target and superior performance levels, as well as the actual performance levels and corresponding payout percentages, for the performance measures used in the 2014 annual performance bonus, were as follows:

Metric	Weighting	Threshold	Target	Superior	Actual	Payout %
Adjusted EBIT(1)	65%	0.0%	6.0%	12.0%	20.0%	200%
Working Capital(2)	20%	18.0%	17.0%	16.0%	14.8%	189%
Stewardship:
Occupational Safety(3)	5%	0.0%	25.0%	45.0%	30%	125%
Process Safety(4)	5%	0.0%	35.0%	50.0%	60%	200%
Environment(5)	5%	0.0%	15.0%	25.0%	42%	200%
Aggregate business performance modifier						194%
________________________________________

(1)
For purposes of calculating annual performance bonus awards, Adjusted EBIT is defined as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense and taxes, and further adjusted for certain items and amounts attributable to noncontrolling interests, expressed as a percentage of improvement from the prior year. See Exhibit A.

(2)
For purposes of calculating annual performance bonus awards, the working capital component is defined as (a) third-party accounts receivable plus (b) inventory less (c) third-party accounts payable (exclusive of amounts payable in regard to the construction of our Clear Lake methanol plant) divided by (d) net sales, computed monthly and compared with monthly targets. The table reflects the full year average of the monthly results compared to the targets.

(3)	For purposes of calculating annual performance bonus awards for occupational safety, the number of Company injuries is expressed as a percentage of improvement from the prior two-year average.

(4)
For purposes of calculating annual performance bonus awards, process safety includes major plus serious loss of primary containment (defined as a release of greater than 10% of process safety quantity), expressed as a percentage of improvement from the prior two-year average.

(5)
For purposes of calculating annual performance bonus awards, environment includes major plus serious environmental release (defined as a release that is greater than 20% of the reportable quantity), expressed as a percentage of improvement from the prior two-year average.

The financial metrics and the performance levels were approved by the compensation and management development committee.
Performance Assessment. The compensation and management development committee believes that individual performance goals are appropriate instruments for measuring individual contributions to strategic corporate initiatives and therefore the individual performance modifier is a key component to the annual performance bonus decision.

At the beginning of each fiscal year, the CEO and the compensation and management development committee jointly set the annual, individual performance objectives for the CEO. Performance against goals is reviewed throughout the year on a periodic basis. Individual performance objectives for the CEO during 2014 included the following:
•Achieve Adjusted EBIT and working capital targets;
•Achieve improvement in stewardship performance (safety and environment);
•Leverage technology and innovation; and
•Capitalize on strategic opportunities.
At the end of the fiscal year, the CEO submits to the compensation and management development committee a performance self-assessment. The performance assessment is based on factors such as achievement of company and individual objectives and contributions to our financial performance. Individual performance of the CEO is used by the compensation and management development committee in consideration of merit increases in base salary and the individual performance modifier on the annual performance bonus plan.
At the beginning of each fiscal year, each named executive officer (excluding the CEO) jointly sets their annual, individual performance objectives with the CEO, subject to review and approval by the compensation and management development committee. Individual performance objectives for the other named executive officers in 2014 included the achievement of Adjusted EBIT, working capital and stewardship objectives compared to target goals. They also included specific objectives related to execution against critical corporate initiatives and our strategic plan, cost reduction, human resource development and leadership alignment. At the end of the fiscal year, the CEO conducts a final review with each of his direct reports, including each named executive officer, and rates their performance. The CEO then submits to the compensation and management development committee a performance assessment and compensation recommendation for each of the named executive officers. The performance evaluations are based on factors such as achievement of company and individual objectives and contributions to our financial performance. Individual performance of the named executive officers is used by the CEO and the compensation and management development committee in consideration of merit increases in base salary and the individual performance modifier on the annual performance bonus plan.
The compensation and management development committee reviews and evaluates the CEO’s self-assessment of performance against objectives and, with input from the full board and the independent compensation consultant, determines in executive session base salary adjustments and the individual performance modifier assigned to the CEO. The compensation and management development committee reviews and approves the base salary adjustments and the individual performance modifiers for the other named executive officers, based in part on recommendations by the CEO. The compensation and management development committee’s assessment of each named executive officer’s performance relative to Company and personal objectives was communicated to the executive.
For 2014, based on its assessment of these criteria, the compensation and management development committee set the CEO’s and the other named executive officers’ individual performance modifiers. The final annual performance bonus amounts for 2014 are shown in the “2014 Summary Compensation Table” below under the “Non-Equity Incentive Compensation” column.
Long-Term Incentive Compensation
In furtherance of our long-term compensation strategy, we offer a compensation mix that provides appropriate incentives to meet our objectives of providing competitive pay packages for talented executives, delivering compensation that is performance-based, aligning management’s interests with those of stockholders. As described above in the “Elements of Compensation” table, long-term incentives in the form of equity awards support our compensation objectives and are consistent with our overall strategy to attract, motivate, reward and retain top performers. Since 2009, the compensation and management development committee has annually granted (except in 2012) overlapping long-term incentive awards to our executive officers to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards serve as a significant retention tool to dissuade them from leaving the Company. The Company makes these awards under our 2009 Global Incentive Plan (the “2009 GIP”), which our stockholders most recently approved in 2012.

Performance-Based Awards That Were Scheduled to Pay Out in 2014. One of our prior PRSUs was scheduled to vest and pay out during 2014, the 2011 long-term incentive plan (the “2011 LTIP”), as described in prior Proxy Statements. The 2011 LTIP paid out at zero percent of the target amount, based on the achievement of levels of Operating EBITDA during 2012 and 2013 and total stockholder return (“TSR”), as compared to companies in the Dow Jones US Chemicals Index during the period from October 1, 2011 through October 31, 2014. Performance compared to targets is shown below:

		Operating EBITDA(1)
Year	Weighting %	Target (2)	Actual (2)	Payout %	TSR Modifier(3)
2012	40%	$1,268	$1,262	0%	N/A
2013	40%	$1,419	$1,358	0%
2012 + 2013	20%	$2,687	$2,620	0%
					Total Payout $-0-
________________________________________

(1)	See Exhibit A for definition and additional information.

(2)	Dollars in millions.

(3)
The TSR modifier was calculable based on the percentile performance against the TSR peer group and a formula under which 50th percentile TSR produced a target (100%) payout. The Company did not compute the TSR modifier for the award since there was no Operating EBITDA payout.

Performance-Based Awards Earned for Performance in 2013-2014. One of our outstanding PRSUs was based on performance in 2013 and 2014, the 2013 long-term incentive plan (the “2013 LTIP”), as described in prior Proxy Statements. The 2013 LTIP will pay out at 200% of the target amount, based on the achievement of a combined level of Adjusted EBIT for 2013 and 2014. The award as adjusted for performance is subject to an additional service-based vesting requirement under which 50% of the award vested in February 2015 and the other 50% will vest in January 2016. Performance compared to targets is shown below:

	Adjusted EBIT (1)
Year	Threshold (2)(3)	Target (2)	Superior (2)	Actual (2)	Payout %
2013 + 2014	$1,924	$2,017	$2,115 or more	$2,324	200.0%
________________________________________

(1)	See Exhibit A for definition and additional information.

(2)	Dollars in millions. Includes adjustment for mark-to-market pension accounting.

(3)
If the threshold growth target was not met, participants would have been entitled to receive as the performance payout 34% of the target number of PRSUs provided that the Company’s Operating EBITDA for the performance period was greater than 5% of net sales for the performance period.

Awards Granted in 2014. For 2014, the compensation and management development committee approved a long-term incentive plan (the “2014 LTIP”) under the 2009 GIP pursuant to which awards of PRSUs were made to our executive officers. The awards were weighted towards performance with 100% of the named executive officers’ equity awarded as PRSUs. The compensation and management development committee believes that this allocation provides an appropriate balance of risk/reward and retention of each executive officer. The design of the 2014 LTIP is similar to the design of the 2013 LTIP. PRSUs granted on February 6, 2014 facilitate stock ownership and will vest 50% on each of February 1, 2016 and January 1, 2017, based on the Company’s achievement of target levels of Adjusted EBIT growth during 2014 and 2015. If the growth target is not met, participants will be entitled to receive as the performance payout 34% of the target number of PRSUs if the Company’s Operating EBITDA for the performance period is greater than 5% of net sales for the performance period.
As discussed under “Setting Total Compensation” above, the total award value for the long-term incentives is determined by the compensation and management development committee each year in its discretion as part of setting total annual compensation, taking into account market data from our peer group. The award value is then divided by the grant date fair value of the award to determine the number of units actually awarded. The starting value for the award, however, does not represent the actual compensation the named executive officer will realize. These awards are intended to focus the named executive officers on future company performance, and the actual value realized by a named executive officer will depend on our performance over time and the named executive officer’s continued employment with the Company. See “2014 Grants of Plan-Based Awards Table” for additional information.
Other Compensation Elements
Consistent with providing a total pay program that is sufficiently competitive with the members of our compensation peer group so as to attract and retain highly qualified personnel, our executive officers receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.
Retirement Benefits. Our named executive officers participate in our various employee benefit plans designed to provide retirement income. Our qualified and non-qualified pension plans provide a retirement income base, and our qualified and non-qualified 401(k) plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. Our pension plans were frozen during 2013 and have been replaced with additional employer contributions under our qualified 401(k) plan. We limit eligible compensation for employer contributions under the qualified and non-qualified 401(k) plans to annual base salary for our named executive officers. As a result, the compensation and management development committee’s decisions to grant annual incentive awards (whether cash or equity) do not create any additional retirement benefits under these plans for our named executive officers. For more information about these plans, see “2014 Summary Compensation Table”, “2014 Pension Benefits Table” and “2014 Nonqualified Deferred Compensation Table”.
Perquisites. Our named executive officers receive health and welfare benefits, such as group medical, group life and long-term disability insurance coverage, under plans generally available to all other U.S.-based salaried employees. Consistent with our pay-for-performance policy, we provide our named executive officers with limited executive fringe benefits and perquisites. These are described in the “2014 Summary Compensation Table”.
Severance Plan. In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, we have an Executive Severance Benefits Plan (“Severance Plan”) for our named executive officers. The Severance Plan provides cash payments upon involuntary termination without cause, but is not available in the event of a change in control to individuals that have a change in control agreement as described below. See “Potential Payments Upon Termination or Change In Control” for additional information.
Change in Control Agreements. We have change in control agreements with each of our named executive officers. The change in control agreements provide for a cash payment to be made following a termination of employment by the Company without cause or by the officer with good reason within 2 years following a change in control. See “Potential Payments Upon Termination or Change In Control” for additional information. In approving the change in control agreements, the compensation and management development committee considered the prevalence of such agreements among similarly-situated executives at the companies in our compensation peer group based on data collected for the Company by the compensation and management development committee’s independent compensation consultant. The compensation and management development committee also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company.

Additional Information Regarding Executive Compensation
The following are descriptions of other policies that we believe are integral to a stockholder’s understanding of the Company’s overall executive compensation program structure.
Executive Stock Ownership Requirements
The compensation and management development committee has adopted stringent stock ownership guidelines for our named executive officers. The types of securities that count toward required share ownership include only (i) shares of Common Stock owned outright, whether individually or through beneficial ownership in a trust or partnership, (ii) PRSUs and RSUs that have vested with delayed settlement under our prior hold requirement, (iii) shares of Common Stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan, (iv) 60% of unvested restricted stock awards, (v) 60% of earned but undistributed PRSUs that will vest within one year of the measurement date and (vi) 60% of unvested RSUs that will vest within one year of the measurement date. Stock options do not count towards the ownership requirements. Failure to meet stock ownership requirements, or failure to make a meaningful effort to do so, may result in the executive officer not receiving future base salary increases or long-term incentive awards, and may also make the executive officer ineligible for promotion.
The following table sets forth, as of December 31, 2014, the ownership requirement (expressed as a percentage of base salary) for each of our named executive officers employed by us at year-end, the actual number of shares or equivalents owned and resulting ownership percentage, and the deadline for compliance, under our current ownership guidelines:

Named Executive Officer	Ownership Requirement as a Multiple of Base Salary	Total Number of Shares or Equivalents(1)	As % of Base Salary(2)	Deadline for Compliance with Stock Ownership Guidelines
Mark C. Rohr	600%	75,351	399%	December 2017
Jay C. Townsend	300%	169,350	1,763%	December 2017
Gjon N. Nivica	300%	31,779	352%	December 2017
Lori A. Johnston	300%	19,356	240%	December 2017
Christopher W. Jensen	200%	14,977	200%	December 2017
________________________________________

(1)	As of December 31, 2014. Does not include PRSUs that vested and paid out in February 2015. See “Outstanding Equity Awards at Fiscal 2014 Year-End Table”.

(2)	Calculated using $57.57, the average of the 2014 high and low share prices, and average salary during 2014.
Executive Compensation Clawback Policy
In order to further align management’s interests with the interests of stockholders and support good governance practices, our compensation and management development committee adopted a clawback (also known as a recoupment) policy applicable to long-term incentive cash awards and equity awarded to an employee along with our annual performance bonus plan. The policy prohibits the awardee from (i) disclosing confidential or proprietary information, (ii) competing with us, and (iii) soliciting or hiring employees, former employees or consultants of ours for a period of one year following the termination of the awardee’s employment with us for any reason. In the event that the awardee violates the provisions of the recoupment policy, the covered awards will cease vesting and the awardee will forfeit any rights to the covered awards and will be required to deliver to us any amount received from the long-term incentive cash award or gain realized on any stock option exercises or any other transaction relating to an equity award granted by us.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and chief financial officer will be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits directors, named executive officers and other employees from (i) entering into transactions that have the effect of hedging risk associated with owning shares of our Common Stock, including engaging in short sales, engaging in transactions in put or call options or other derivative securities, or engaging in any other forms of hedging transactions relative to our Common Stock, such as collars or forward sale contracts, (ii) purchasing our Common Stock on margin, and (iii) without prior consent, pledging shares of our Common Stock.
Tally Sheets
From time-to-time, the compensation and management development committee reviews a summary report, or “tally sheet,” prepared by management for each named executive officer. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual performance bonus award, long-term incentive compensation, and other compensation. The tally sheet also shows (or the committee is separately provided from time to time) holdings of Common Stock and equivalents, and accumulated value and unrealized gains under prior long-term incentive compensation awards. The compensation and management development committee uses tally sheets to estimate the total annual compensation of the named executive officers, and to provide perspective on the value accumulated by the named executive officers from our compensation program.
Employment Agreements
The compensation and management development committee has determined that it is not in our best interest to enter into employment agreements with the CEO or any other named executive officer of the Company. However, we have entered into offer letters in connection with hiring certain named executive officers from time to time. These offer letters generally contain provisions outlining the executive’s base salary, bonus, sign-on long-term incentive or other equity grants and, in some cases, severance provisions. These offer letters do not create an expectation of employment and all of our named executive officers remain employed “at will.”
Tax and Accounting Considerations
Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1,000,000 on the amount of compensation to our CEO and the three other most highly compensated officers employed at the end of the year (other than our chief financial officer) that may be deducted by the Company as a business expense in any tax year unless, among other things, the compensation qualifies as “performance-based compensation” under Section 162(m). Stock options, PRSUs and annual performance bonus awards granted under the 2009 GIP are generally designed to qualify as “performance-based compensation” under Section 162(m). In that regard, for 2014, the compensation and management development committee approved maximum annual bonuses for the named executive officers equal to 1% of EBIT for 2014, capped at $6 million per participant (below the maximum award amount permitted under the 2009 GIP). Actual annual performance bonus amounts were determined as described under “Compensation Discussion and Analysis – Compensation Philosophy and Elements of Pay – Annual Performance Bonus Awards” above. In contrast, salary, RSUs and restricted stock awards do not qualify as “performance-based compensation” under Section 162(m) and are therefore subject to the $1,000,000 deduction limit under Section 162(m). As a result, such amounts payable to Section 162(m) covered executives may not be fully deductible when paid.
The compensation and management development committee believes that in establishing incentive compensation programs for our executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the compensation and management development committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation that may be in excess of the amount deductible under Section 162(m) or other provisions of the Code.

Tax Implications for Officers. Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. We do not believe this has had an impact on our compensation program for the executive officers because our deferred compensation plans have been designed to comply with Section 409A. Section 280G of the Code imposes an excise tax on payments to executives of severance or change in control compensation paid in connection with a change of control that exceed the levels specified in Section 280G. The named executive officers could receive the amounts shown in the table included under “Potential Payments Upon Termination or Change in Control” below as severance or change in control payments, but the compensation and management development committee does not consider their potential impact in setting total annual compensation.
Accounting Considerations. The compensation and management development committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and non-equity performance-based compensation incentives such as our annual performance bonus plan as expenses in the amount paid, or to be paid. Accounting rules also require us to record an expense in our financial statements for long-term incentive or other equity awards. The accounting expense of equity awards to employees is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The compensation and management development committee believes, however, that the many advantages of long-term incentive compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Risk Assessment of Compensation Practices
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the compensation and management development committee, with the input of the independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk taking. As part of these considerations and consistent with its compensation philosophy, our compensation program, particularly our annual and long-term incentive plans, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk taking because:

•
our incentive programs utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;

•
a significant portion of our named executive officers’ incentive compensation consists of long-term incentive or other equity-based compensation, which, when coupled with our stock ownership guidelines, encourages long-term equity ownership of our Common Stock by the executives, aligning their interests with our stockholders;

•
the financial metrics utilized under each of the programs are designed to reflect measures of stockholder value over multiple years or annual operational performance that the compensation and management development committee believes will tend to create long-term stockholder value;

•	various non-financial metrics (such as achievement of environmental, health and safety goals) are used as part of the process of determining compensation;

•
in determining the exact mix of compensation from year to year, the compensation and management development committee intends to grant awards that provide an appropriate level of “market risk” that do not encourage excessive risk taking; and

•	compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned.

With respect to the compensation of employees other than the named executive officers, under the direction of the compensation and management development committee, management has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive risk-taking. Our compensation program for employees other than the named executive officers are designed to incentivize employees to demonstrate the courage to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.

Compensation Committee Interlocks and Insider Participation
No member of the compensation and management development committee was at any time during 2014 employed as an employee or officer of the Company or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has one or more executive officers who served as a member of our board of directors or compensation and management development committee during 2014.

Compensation Tables
2014 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2014, 2013 and 2012 awarded to, earned by, or paid to each of the named executive officers:

Name and Principal Position(1)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Mark C. Rohr Chairman, Chief Executive Officer and President	2014	1,088,462	—	5,999,981	(7)	—	3,135,750	1,000	140,956	10,366,149
	2013	1,038,462	—	4,999,998		—	2,855,000	13,000	50,457	8,956,917
	2012	750,000	—	4,687,452		562,499	—	12,000	127,208	6,139,159
Steven M. Sterin Former Senior Vice President and Chief Financial Officer	2014	392,885	—	999,973	(7)	—	—	12,000	1,767,244	3,172,102
	2013	594,231	—	999,981		—	804,000	16,000	14,183	2,428,395
	2012	559,615	—	—		—	—	12,000	14,808	586,423
Jay C. Townsend Senior Vice President, Business Strategy Dev., Procurement and Adv. Fuels Technology	2014	553,077	—	999,973	(7)	—	858,000	514,000	94,023	3,019,073
	2013	524,000	—	999,981		—	887,000	27,000	28,072	2,466,053
	2012	452,308	—	—		—	—	464,000	24,013	940,321
Gjon N. Nivica, Jr. Senior Vice President & General Counsel	2014	520,385	—	699,995	(7)	—	777,000	4,000	55,095	2,056,475
	2013	501,077	—	699,982		—	643,000	14,000	11,852	1,869,911
	2012	473,846	—	—		—	—	12,000	15,995	501,841
Lori A. Johnston Senior Vice President, Human Resources	2014	464,615	—	799,988	(7)	—	820,000	1,000	50,446	2,136,049
	2013	430,000	—	699,982		—	637,000	11,000	16,432	1,794,414
	2012	99,231	301,000	1,849,976		849,996	—	4,000	52,488	3,156,691
Christopher W. Jensen Senior Vice President, Finance (Interim CFO)	2014	430,769	—	699,995	(7)	—	626,000	8,000	47,385	1,812,149

_______________________________________

(1)
Principal position as of December 31, 2014. Mr. Rohr joined the Company as CEO and President in April 2012. Mr. Sterin served as our Senior Vice President and Chief Financial Officer until May 6, 2014, but was an employee until August 17, 2014. Mr. Jensen has served as our interim Chief Financial Officer since May 6, 2014. Mr. Townsend retired from the Company on December 31, 2014. Ms. Johnston joined the Company in October 2012.

(2)
Represents the grant date fair value of long-term incentive (equity) awards granted in the year indicated under our 2009 GIP computed in accordance with ASC Topic 718. For a detailed discussion of the method and assumptions used to calculate such value for 2014, see Notes 2 and 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Additional information regarding PRSUs granted to the named executive officers during 2014 is set forth in note 7 below and in the “2014 Grants of Plan-Based Awards Table” on a grant-by-grant basis.

(3)
Represents the grant date fair value of stock options granted in the year indicated under our 2009 GIP computed in accordance with FASB ASC Topic 718. For a detailed discussion of the method and assumptions used to calculate such value, see Notes 2 and 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(4)
Includes annual performance bonus award cash payouts with respect to 2014 performance. Further information about the Annual Performance Bonus Plan is set forth in “Compensation Discussion and Analysis – Compensation Philosophy and Elements of Pay – Annual Performance Bonus Awards” and the “2014 Grants of Plan-Based Awards Table”.

(5)
Consists entirely of the aggregate respective change in the actuarial present value of each individual’s pension benefits based on a discount rate of 3.9% for 2014. The discount rate in 2013 was 4.7% and the rate in 2012 was 3.8%. The values shown assume retirement from the CARPP and the CASRPP at age 65 with a life only benefit. The values for Mr. Townsend reflect his actual retirement date as of December 31, 2014.

(6)	The amounts reported in this column with respect to fiscal 2014 consist of the following:
(a) Aggregate Company contributions, including matching and retirement contributions made for 2014, under the Company’s tax-qualified and non-qualified defined-contribution retirement plans, including the Celanese Americas Retirement Savings Plan (“CARSP”), a tax-qualified, defined contribution (401(k)) plan, and the Celanese Americas Supplemental Retirement Savings Plan (“CASRSP”), an unfunded, non-qualified defined contribution plan: Mr. Rohr, $117,131, Mr. Sterin, $13,892, Mr. Townsend, $94,023, Mr. Nivica, $55,095, Ms. Johnston, $50,446, and Mr. Jensen, $47,385.
The CARSP is available to substantially all of our U.S. employees, including all the named executive officers. The plan is subject to the provisions of ERISA. Eligible participants are entitled to a 6% match of his or her pre-tax and after-tax contributions to the CARSP and an allocation of 5% of his or her salary up to the Code Section 401(a)(17) limit ($260,000 in 2014) in lieu of the former pension plan contribution under the Celanese Americas Retirement Pension Plan (“Retirement Contributions”). The amount contributed to the plan by or on behalf of a participant is limited by Code Section 415 and is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP chosen by the participant.
Each of the named executive officers is entitled to an allocation under the CASRSP equal to (a) Retirement Contributions limited by Code Section 415 and not contributed to the CARSP, (b) for certain participants who are legacy employees for purposes of the CARPP, a transition payment in 2014 of 6% of his or her qualified earnings (“Transition Retirement Contributions”), and (c) 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP which is currently the 1-3 year Government/Credit Bond Index Fund. Further information about the CASRSP is set forth in the “2014 Nonqualified Deferred Compensation Table”.
(b) The Company provides the following perquisites to the named executive officers: personal liability insurance and executive health services. In addition, the compensation committee has authorized Mr. Rohr, as CEO, to travel on Company-provided aircraft for security and safety reasons and to maximize his availability for Company business, and considers travel that is related to Company business or otherwise benefits the Company, including travel to meetings of other boards, as business use.  This table includes the incremental cost of the use of Company-provided aircraft and related travel expenses for Mr. Rohr, or in certain cases the cost of commercial airfare for such travel, to attend meetings of another public company’s board of directors on which he serves (and not for vacation, commuting or other personal use), of $21,108 for 2014, $23,769 for 2013 and $9,762 for 2012. The incremental cost was determined using a method that takes into account the variable costs such as landing fees, aircraft fuel charges, taxes and local transportation.  Because our aircraft is used for business-related travel, we do not include fixed costs, such as the acquisition costs of leased aircraft.  Perquisites and personal benefits were excluded to the extent that the total value of all perquisites and personal benefits for a named executive officer was less than $10,000.  In addition, the table does not include any amounts for personal benefits provided to any of the named executive officers for which we believe there is no aggregate incremental cost to us, including use of tickets for certain sporting events.
(c) For Mr. Sterin, includes separation pay of $1,747,444 and reimbursement of COBRA premiums of $5,908. See “Potential Payments Upon Termination or Change in Control” for additional information.
No tax gross-ups were paid to any named executive officer during 2014.

(7)
The fair value of PRSUs granted under the 2014 LTIP was calculated to be $48.54 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on February 6, 2014, the date of grant, discounted for lack of dividend participation. With respect to PRSUs granted under the 2014 LTIP, payout of such PRSUs can range from a minimum of 0% to a maximum of 200% of target. The target and maximum potential values of the award of PRSUs for the named executive officers using the fair value discussed above, assuming performance at the target and maximum levels of performance conditions, is set forth below. Actual performance, and the stock price at the payout dates, is uncertain.

Name	Target Number of PRSUs	Value at Target Performance	Maximum Number of PRSUs	Value at Highest Performance
Mark C. Rohr	123,609	$5,999,981	247,218	$11,999,962
Steven M. Sterin	20,601	$999,973	41,202	$1,999,946
Jay C. Townsend	20,601	$999,973	41,202	$1,999,946
Gjon N. Nivica, Jr.	14,421	$699,995	28,842	$1,399,990
Lori A. Johnston	16,481	$799,988	32,962	$1,599,976
Christopher W. Jensen	14,421	$699,995	28,842	$1,399,990

2014 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2014:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		Grant Date Fair Value of Stock and Option Awards ($)
								Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
Mark C. Rohr
APBP(1)	N/A	367,356	1,469,423	2,938,846
PRSUs(2)	2/6/14				42,027	123,609	247,218			5,999,981
Steven M. Sterin
APBP(1)	N/A	78,577	314,308	628,615
PRSUs(2)	2/6/14				7,004	20,601	41,202			999,973
Jay C. Townsend
APBP(1)	N/A	110,615	442,462	884,923
PRSUs(2)	2/6/14				7,004	20,601	41,202			999,973
Gjon N. Nivica, Jr.
APBP(1)	N/A	91,067	364,269	728,539
PRSUs(2)	2/6/14				4,903	14,421	28,842			699,995
Lori A. Johnston
APBP(1)	N/A	81,308	325,231	650,462
PRSUs(2)	2/6/14				5,603	16,481	32,962			799,988
Christopher W. Jensen
APBP(1)	N/A	53,846	215,385	430,769
PRSUs(2)	2/6/14				4,903	14,421	28,842			699,995
________________________________________

(1)
2014 Annual Performance Bonus Plan. For purposes of this table, (i) the “threshold” bonus amount is calculated based on all performance measures being achieved at the plan threshold levels (25% of target bonus); (ii) the “target” bonus amount is calculated based on all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based on all performance measures being achieved at the plan superior levels (200% of target bonus); and (iv) the individual performance modifier (0-150%) for each executive officer being equal to 100% in all the scenarios. See “Compensation Discussion and Analysis – Compensation Philosophy and Elements of Pay – Annual Performance Bonus Awards” for additional information.

(2)
PRSUs representing the 2014 LTIP were awarded under the 2009 GIP and vest 50% on each of February 1, 2016 and January 1, 2017, based on the Company’s achievement of target levels of Adjusted EBIT growth during fiscal year 2014 and 2015. If the growth target is not met, participants will be entitled to receive as the performance payout 34% of the target number of PRSUs if the Company’s Operating EBITDA for the performance period is greater that 5% of net sales for the period. See “Exhibit A” for more information about these performance measures.

Outstanding Equity Awards at Fiscal 2014 Year-End Table
The following table summarizes outstanding equity awards held by each of the named executive officers as of December 31, 2014, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exer-cisable	Number of Securities Underlying Unexer- cised Options (#) Unexer-cisable		Option Exer- cise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
(a)		(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Mark C. Rohr	4/25/07	25,000	—		32.68	4/25/17	—		—	—		—
	4/5/12	15,016	15,016	(3)	45.38	4/5/19	22,082	(7)	1,324,037	—		—
	2/6/13	—	—		—	—	212,134	(9)	12,719,555	—		—
	2/6/14	—	—		—	—	—		—	123,609	(10)	7,411,596
Steven M. Sterin	2/6/13	—	—		—	—	28,312	(9)	1,697,588	—		—
	2/6/14	—	—		—	—	—		—	5,066	(10)	303,757
Jay C. Townsend	10/1/10	7,135	—	(4)	32.35	10/1/17	—		—	—		—
	10/3/11	7,428	2,012	(5)	32.51	10/1/18	—		—	—		—
	2/6/13	—	—		—	—	34,272	(9)	2,054,949	—		—
	2/6/14	—	—		—	—	—		—	7,959	(10)	477,222
Gjon N. Nivica, Jr.	10/1/10	7,610	—	(4)	32.35	10/1/17	—		—	—		—
	10/3/11	10,944	3,651	(5)	32.51	10/1/18	—		—	—		—
	2/6/13	—	—		—	—	29,698	(9)	1,780,692	—		—
	2/6/14	—	—		—	—	—		—	14,421	(10)	864,683
Lori A. Johnston	10/17/12	38,018	19,067	(6)	37.55	10/17/19	16,723	(8)	1,002,711	—		—
	2/6/13	—	—		—	—	29,698	(9)	1,780,692	—		—
	2/6/14	—	—		—	—	—		—	16,481	(10)	988,201
Christopher W. Jensen	2/6/13	—	—		—	—	22,274	(9)	1,335,549	—		—
	10/23/13	—	—		—	—	6,212	(9)	372,472	—		—
	2/6/14	—	—		—	—	—		—	14,421	(10)	864,683
________________________________________

(1)	Vesting treatment upon termination of employment is described under “Potential Payments Upon Termination or Change in Control – Long-Term Incentive Awards”.

(2)
For PRSUs, the market or payout value has been computed based on the number of units awarded, at actual performance for the 2013 PRSUs and target performance for the 2014 PRSUs, multiplied by the closing stock price on December 31, 2014. Actual performance and payout value may vary.

(3)	25% of the option award vests each year on April 5 beginning in 2013.

(4)
25% of the option award vests, subject to a hold requirement upon exercise, each year on October 1 beginning in 2011. Under the hold requirement, when each awarded stock option is exercised, the executive officer must hold the net shares received after covering the exercise price, taxes and any transaction costs for an additional one year.

(5)	25% of the option award vests, subject to a hold requirement upon exercise, each year on October 1 beginning in 2012.

(6)	33.3% of the option award vests each year on October 17 beginning in 2013.

(7)	The restricted stock award vests 33.3% on October 1, 2012, 33.3% on April 5, 2013 and 33.4% on April 5, 2015.

(8)	RSUs vest 33.33% on October 17, 2013, 33.33% on October 17, 2014 and 33.34% on October 17, 2015.

(9)	Represents 2013 PRSUs adjusted for performance at 200% of target based on actual 2013-2014 Adjusted EBIT results. These PRSUs vest 50% on each of February 1, 2015 and January 1, 2016.

(10)
The 2014 PRSUs vest 50% on each of February 1, 2016 and January 1, 2017 subject to adjustment (0-200% of targeted amount shown) based on Company performance against pre-established metrics. The 2014 PRSUs vest based on the Company’s achievement of the following performance metric. See “Compensation Discussion and Analysis – Compensation Philosophy and Elements of Pay – Long-Term Incentive Compensation” for additional information.

	Below Threshold*	Threshold	Target	Superior
Adjusted EBIT for 2014 and 2015	0%	34%	100%	200%
* If the threshold growth target is not met, participants will be entitled to receive as the performance payout 34% of the target number of PRSUs provided that the Company’s Operating EBITDA for the performance period is greater than 5% of net sales for the period.

2014 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options by and the vesting of stock awards of each named executive officer during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Mark C. Rohr	—	—	—		—
Steven M. Sterin	12,131 (2)	348,383	16,958	(3)	1,066,417
Jay C. Townsend	—	—	15,941	(3)	935,887
Gjon N. Nivica, Jr.	86,998	3,796,793	2,536	(3)	145,313
Lori A. Johnston	—	—	16,672		907,290
Christopher W. Jensen	—	—	9,107	(3)	521,831
________________________________________

(1)	Gross shares (includes shares withheld to cover taxes) acquired.

(2)
Includes shares acquired from the exercise of stock options but are held until expiration of a required one-year hold period from the date of exercise, when they will be released, as follows: Mr. Sterin – 3,300 shares.

(3)
Includes shares that vested from RSU awards but are deferred as RSUs until expiration of a required seven-year hold period from the date of grant, when they will be paid out subject to federal, state and local income taxes, as follows: Mr. Sterin – 1,585 shares; Mr. Townsend – 775 shares; Mr. Nivica – 1,142 shares; and Mr. Jensen – 2,277 shares.

2014 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits of each named executive officer as of the end of the fiscal year ended December 31, 2014:

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Mark C. Rohr	CARPP	1.6667	26,000	—
Steven M. Sterin	CARPP	10.6667	131,000	—
Jay C. Townsend	CARPP	13.5833	813,000	—
	CASRPP	13.5833	2,094,000	—
Gjon N. Nivica, Jr.	CARPP	4.7500	62,000	—
Lori A. Johnston	CARPP	1.1667	16,000	—
Christopher W. Jensen	CARPP	8.1667	101,000	—

(1)	As noted below, all of the plans in the table have been frozen, meaning that benefits (other than earnings) are no longer accrued for compensation or service after the applicable plan freeze date.

(2)
The present value amounts shown in the table above are the amount needed today that, with interest, would provide the named executive officer’s future retirement benefit. Assumptions used to determine the present value of benefits earned for employees hired prior to January 1, 2001 in the CARPP (defined below) are based on a 3.9% discount rate based and mortality from the RP.2014 “Healthy Annuitants” (Qualified-Blue Collar, NQ-no collar) Mortality Table using scale MP with generated projection. Benefits earned for employees hired on or after January 1, 2001 in the CARPP are based on an assumed future interest crediting rate of 3.2% to age 65 and an interest only discount rate of 3.9%. Retirement is assumed to occur at age 65 in the CARPP, with the exception of Mr. Townsend, who is assumed to retire at his earliest unreduced retirement age of 58 years.

The following describes the material features of the pension plans presented in the table.
Celanese Americas Retirement Pension Plan.  The Celanese Americas Retirement Pension Plan (“CARPP”) is a tax-qualified, defined benefit pension plan sponsored by Celanese Americas. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of ERISA. All of our named executive officers participated in this plan in 2014, but because of different hire dates, their participation formulas differ.
Non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan, are entitled to annual pension benefits beginning at normal retirement age (65) equal to the greater of (a) 1.33% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service, or (b) 1.67% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service minus 50% of the employee’s social security benefit multiplied by a fraction, the numerator of which is the employee’s years of credited service (to a maximum of 35 years) and the denominator of which is 35 (the “Pension Plan benefit formula”). The plan permits early retirement at ages 55-64. Employees may elect to receive their pension benefits in the form of a joint and survivor annuity, a life annuity, or a certain and life annuity. Employees vest in their benefit after completing five years of service with the Company, as defined in the plan. Employees who terminate before becoming vested forfeit their benefits. If a married employee dies after being fully vested in the plan, a death benefit will be payable to the surviving spouse. Mr. Townsend is covered under the Pension Plan benefit formula.
Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based on a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay, plan years worked and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants. Messrs. Rohr, Sterin, Nivica and Jensen and Ms. Johnston are covered under the Cash Balance Plan benefit formula.
Under the CARPP, if an employee’s employment with us is terminated as a result of a corporate reorganization, layoff or corporate restructuring, including divestiture, that employee will receive an additional year of vesting service.
In connection with amendments to the CARPP in 2013, accrued benefits under the CARPP were frozen as of December 31, 2013, no further contributions will be made to the CARPP other than interest credits for the cash balance participants, Mr. Rohr, Mr. Sterin, Mr. Nivica, Ms. Johnston and Mr. Jensen, future pension-related contributions (“Retirement Contributions”) will be made to the CARSP or the CASRSP, depending on the level of eligible earnings of the participant, and certain participants covered under the Pension Plan benefit formula will be entitled to a transition benefit (“Transition Retirement Contributions”) for 2014, 2015 and 2016 under the CARSP or the CASRSP, depending on the level of eligible earnings.
Celanese Americas Supplemental Retirement Pension Plan.  The Celanese Americas Supplemental Retirement Pension Plan (“CASRPP”) is an unfunded, nonqualified “excess benefit plan” sponsored by Celanese Americas. Accrued benefits under the CASRPP were frozen as of December 31, 2013. The purpose of the plan, which is also subject to the provisions of ERISA, is to supplement the benefits payable to certain employees who are also participants in the Company’s qualified defined benefit plan (the CARPP). The CASRPP applies to non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan. The annual pension benefit formula and other plan rules are also the same as in the CARPP, as described above, except that the benefit amount under the CASRPP is not limited with respect to annual pensionable earnings. Mr. Townsend is the only named executive officer that participated in this plan in 2014.

2014 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans and similar plans for the fiscal year ended December 31, 2014:

Name	Plan Name	Executive Contri-butions in Last FY ($)	Registrant Contri-butions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mark C. Rohr	CASRSP	—	91,131	—	—	—
Steven M. Sterin	2009 GIP	—	90,821	61,255	—	716,785
Jay C. Townsend	CASRSP	—	32,238	529	—	68,791
	2009 GIP	—	44,408	31,790	—	370,642
Gjon N. Nivica, Jr.	CASRSP	—	40,172	—	—	—
	2008 Deferred Plan	180,638	—	48,314	—	503,572
	2009 GIP	—	65,437	50,463	—	585,564
Lori A. Johnston	CASRSP	—	22,508	—	—	—
Christoper W. Jensen	CASRSP	—	18,785	—	—	—
	2009 GIP	—	130,472	20,035	—	284,295

________________________________________

(1)
Amounts in this column for the CASRSP represent Company contributions credited under the plan for 2014, which amounts are also included as All Other Compensation in the “2014 Summary Compensation Table”. Amounts in this column for the 2009 GIP represent the portion of long-term incentive plan PRSU or RSU awards that vested during 2014 but remain subject to a hold requirement. The amount reported is based on our stock price on the applicable vesting date. These awards were included as a component of compensation in the Stock Awards column of the Summary Compensation Table in the year in which the award was granted, based on the grant date fair value. None of the amounts in this column for the 2009 GIP were reported as compensation in the “2014 Summary Compensation Table”.

(2)
Amounts in this column for the CASRSP and the 2008 Deferred Compensation Plan (“2008 Deferred Plan”) represent earnings during 2014 under such plans. For Mr. Nivica, earnings correspond to the 1-3 Year Government/Credit Bond Index Fund (which is also an investment option under the CARSP). Amounts in this column for the 2009 GIP represent changes in our stock price during the year for all outstanding RSUs and/or PRSUs that were previously vested but remain subject to a hold requirement, plus related unpaid cash dividends credited during 2014 on such awards. None of the amounts in this column were reported as compensation in the “2014 Summary Compensation Table”.

(3)
Amounts in this column for the 2009 GIP include the value, at December 31, 2014, of all vested RSUs owned by the named executive officer subject to a hold requirement, plus accrued but unpaid cash dividends. The original grant date fair value of these PRSUs or RSUs were reported as a component of compensation in the Stock Awards column of the Summary Compensation Table in the year in which the award was granted. The portion of amounts in this column that have been reported in prior year Summary Compensation Tables is as follows: (i) for the Celanese Americas Supplemental Retirement Savings Plan, Mr. Townsend – $13,231; (ii) for the 2009 GIP, Mr. Sterin – $564,710; Mr. Townsend – $294,444; Mr. Nivica – $469,664; and Mr. Jensen – $133,788; and (iii) for the 2008 Deferred Compensation Plan, Mr. Nivica – $274,620.

The following describes the material features of the deferred compensation plans presented in the table.
Celanese Americas Supplemental Retirement Savings Plan.  All of our named executive officers were eligible in 2014 to participate in the Celanese Americas Supplemental Retirement Savings Plan (“CASRSP”), an unfunded, nonqualified defined contribution plan sponsored by Celanese Americas that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit ($260,000 in 2014) or had their Retirement Contributions or Transition Retirement Contributions limited in the CARSP by Code Section 415. If a person is eligible to participate in the CASRSP because their salary exceeded the Code Section 401(a)(17) limit, he or she is entitled to an allocation under this plan equal to 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). In addition, eligible participants are entitled to an allocation under this plan equal to 5% of his or her qualified earnings in excess of the Retirement Contribution made to the CARSP. Certain participants who were eligible for the Pension Plan benefit formula under the CARPP are also entitled to a transition payment in 2014 of 6% of his or her qualified earnings (“Transition Retirement Contributions”). Mr. Townsend was the only named executive officer that received Transition Retirement Contributions under this plan in 2014. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of one of the funds maintained for investments under the CARSP, which is currently the 1-3 year Government/Credit Bond Index Fund. The aggregate annualized rate of return for the credited earnings in 2014 was 0.81%. Beginning in 2015, participants will be credited with earnings based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the CARSP (other than the Celanese Stock Fund). Participants may change their investment elections at any time under the same rule that apply under the CARSP. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment for most participants. Distributions to participants who are top 50 key employees of the company must be delayed six months following termination based on Code Section 409A requirements.
2008 Deferred Compensation Plan.  Our 2008 Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that provides certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals plus or minus certain amounts based on the market performance of specified measurement funds selected by the participant. Directors Blackwell, Galante, Ihlenfeld and Walters, and Mr. Nivica were the only directors or named executive officers that participated in this plan in 2014.

Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our named executive officers are generally defined in our severance plan and the individual executives’ change in control agreements, deferred compensation agreements, stock option agreements, PRSU or RSU award agreements or restricted stock award agreements. The compensation and management development committee believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the compensation and management development committee offers a more limited change in control agreement to each executive officer. However, the deferred compensation agreements, PRSU/RSU/restricted stock award agreements, and stock option agreements are still effective and provide for some potential payments upon termination and change in control as described in the tables below.
Severance Plan
Our Executive Severance Benefits Plan (“Severance Plan”) applies to all our named executive officers and other employees that are at certain salary levels, and provides, upon the involuntary termination without cause, for the payment of (i) one year’s base salary (one and one-half for the CEO); (ii) one year’s annual performance bonus award (one and one-half for the CEO) based on target Company performance and a 1.0 individual modifier; and (iii) a prorated portion of the annual performance bonus award for the year in which the termination occurs based on actual Company performance and a 1.0 individual modifier. The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.
Change in Control Agreements
We have change in control agreements with each of our executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied, and in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:

•	a lump sum payment equal to two (one and one-half for Mr. Jensen) times the sum of:

▪	the names executive officer’s then current annualized base salary, and

▪
the higher of (a) the officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash bonuses paid by the Company to the named executive officer for the three fiscal years preceding the date of termination; and

•
group health and dental coverage for the named executive officer and his or her dependents for a period of two years (18 months in the case of Messrs. Rohr, Nivica and Jensen and Ms. Johnston) following the date of termination.

In addition, the change in control agreements for Mr. Townsend and Mr. Jensen provide that under certain circumstances such named executive officers may receive a tax reimbursement payment not to exceed $2 million for taxes paid by the named executive officer on payments received or deemed received pursuant to his change in control agreement. The tax reimbursement payment is not payable to the extent that the covered payments are less than 110% of the “safe harbor limit.” In such cases, the payments would be reduced so that none of the payments would be subject to an excise tax. The Company’s current form of change in control agreement, which was executed by Mr. Rohr, Mr. Nivica and Ms. Johnston, does not contain a tax reimbursement provision and requires a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater than without the cutback. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement.
For purposes of the change in control agreements:
“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.
“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.
“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the stockholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements.
Long-Term Incentive Awards
The award agreements under which the stock options, PRSUs, RSUs and restricted stock awards were issued describe the circumstances under which the awards will vest, if earlier than the stated date. The following is a general summary of the provisions of awards that are unvested at December 31, 2014. Upon the death or disability of a participant, a prorated portion of the award will generally vest. Upon a termination without cause, a similar prorated portion of the award will generally vest. Also, a participant is eligible for prorated vesting if the participant is at the time of retirement at least 55 years of age and has at least 10 years of service with the Company (for Mr. Rohr, 65 years of age and at least 5 years of service). In certain termination scenarios (i.e., termination without cause, death or disability), PRSUs would vest in a prorated manner based on actual or target Company performance. Unvested awards are forfeited upon a termination with cause or voluntary resignation. In the case of a change in control, all awards granted since 2009 are “double trigger” – if a change in control occurs, the award is continued or replaced with an award of comparable value, and the participant is subsequently terminated, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with a change in control the participant’s rights in the award are adversely affected (i.e., such as by the award not being continued) and the award is not replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. PRSUs would vest at target level if otherwise payable upon a change in control.

Long-term incentive awards granted in 2010, 2011 and a portion of 2012 generally have a hold requirement for a portion of the shares received upon vesting of PRSUs or RSUs or upon the exercise of stock options. Under the hold requirement, a specified percentage of the award is held after the applicable vesting date as vested RSUs, to be settled by delivery of shares at the seventh anniversary of the grant date (or earlier in the event of death, disability or change in control). During the hold period, the vested RSUs are credited with cash dividends to be paid (without interest) at the end of the hold period. If during the hold period the participant’s employment is terminated by the Company for cause (as defined in the award agreement) or the participant breaches the applicable clawback agreement with the Company, the RSUs subject to the hold requirement are forfeited and canceled without consideration. In the event of a change in control, all shares subject to the hold requirement would be delivered to the participant. In the event of certain other termination scenarios, the hold requirement would survive, and the shares would be delivered on the date they would have otherwise been delivered had the participant remained an employee. However, if a participant is terminated for cause, all shares subject to the holding requirement would be forfeited. The hold requirement was eliminated from future equity awards during 2012.
Under such long-term incentive award agreements, a “change in control” of the Company generally means, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of members of the board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) beginning in 2014, certain other business transactions affecting the Company.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our named executive officers employed by us at year end would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the named executive officer would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2014. As of December 31, 2014, the closing price of our Common Stock was $59.96 per share.
The table below includes additional benefits triggered by a termination and change in control only. Please see the following tables for details of the named executives’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For Stock Options – See “Outstanding Equity Awards at Fiscal Year 2014 End Table”;
•For Pension Benefits – See “2014 Pension Benefits Table”; and
•For Nonqualified Deferred Compensation – See “2014 Nonqualified Deferred Compensation Table”.
The actual amounts that will be paid upon termination can only be determined at the time of the named executive officer’s termination from the Company. The following table shows the potential payments to our named executive officers, upon termination or change in control.

	Termination of Employment				Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Without Termination	With Termination
Mark C. Rohr
Cash Payments
Severance Payment(1)	$—	$6,758,400	$—	$—	$—	$5,055,000
Equity Value
Stock Options(2)	—	175,616	175,616	175,616	218,933	218,933
Restricted Stock Award(2)	—	1,259,945	1,259,945	1,259,945	1,360,803	1,360,803
PRSUs(3)	—	12,677,103	7,720,030	7,720,030	13,771,373	13,771,373
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	11,053	—	—	—	16,580
Outplacement Services(6)	—	16,200	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—
Total	$—	$20,898,317	$9,155,591	$9,155,591	$15,351,109	$20,422,689

Jay C. Townsend (8)
Cash Payments
Severance Payment(1)	$—	$—	$—	$—	$—	$—
Equity Value
Stock Options(2)	55,229	—	—	—	—	—
RSUs(2)	—	—	—	—	—	—
PRSUs(3)	2,503,450	—	—	—	—	—
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	—	—	—	—	—
Outplacement Services(6)	—	—	—	—	—	—
Total	$2,558,679	$—	$—	$—	$—	$—

Gjon N. Nivica, Jr.
Cash Payments
Severance Payment(1)	$—	$1,605,450	$—	$—	$—	$1,757,000
Equity Value
Stock Options(2)	—	81,444	81,444	81,444	100,220	100,220
RSUs(2)	—	—	—
PRSUs(3)	—	1,710,419	1,016,442	1,016,442	1,755,029	1,755,029
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	18,882	—	—	—	28,324
Outplacement Services(6)	—	16,200	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—
Total	$—	$3,432,395	$1,097,886	$1,097,886	$1,855,249	$3,640,573

Lori A. Johnston
Cash Payments
Severance Payment(1)	$—	$1,452,550	$—	$—	$—	$1,587,000
Equity Value
Stock Options(2)	—	320,485	320,485	320,485	427,291	427,291
RSUs(2)	—	752,078	752,078	752,078	1,002,711	1,002,711
PRSUs(3)	—	1,756,468	1,062,491	1,062,491	1,878,547	1,878,547
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—
Welfare Benefits Continuation(5)	—	18,882	—	—	—	28,324
Outplacement Services(6)	—	16,200	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	(533,302)
Total	$—	$4,316,663	$2,135,054	$2,135,054	$3,308,549	$4,390,571

Christopher W. Jensen
Cash Payments
Severance Payment(1)	$—	$1,111,500	$—	$—	$—	$975,000
Equity Value
Stock Options(2)	—	—	—	—	—	—
RSUs(2)	—	—	—	—	—	—
PRSUs(3)	—	1,627,554	975,010	975,010	1,718,693	1,718,693
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	28,324
Welfare Benefits Continuation(5)	—	18,882	—	—	—	—
Outplacement Services(6)	—	16,200	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—
Total	$—	$2,774,136	$975,010	$975,010	$1,718,693	$2,722,017
________________________________________

(1)	Paid pursuant to the Severance Plan and change in control agreements, as applicable and discussed above.

(2)
Stock options, restricted stock awards (including accumulated dividends) and RSUs vest in full upon a change in control if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control – Without Termination column above would be different. For Mr. Rohr’s restricted stock award, includes the payout of accumulated dividends.

In the event of other eligible termination events, a prorated amount will vest based on the portion of the service period that has lapsed. For stock options, the value shown represents the in-the-money value of unvested stock options that become vested upon the stated event assuming exercise of the stock options on December 31, 2014, at a closing market price of $59.96 per share of our Common Stock.

(3)
Upon a change in control, 2013 PRSUs vest in full at target levels and 2014 PRSUs vest at the greater of target or estimated actual performance (target performance has been assumed) if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control – Without Termination column above would be different.

In the event of death and disability, a prorated amount will vest assuming target performance. If the executive is terminated without cause, a prorated amount will vest based on actual performance.

(4)
Represents the excise tax gross-up required to make the executive whole after payment of the excise tax imposed under Section 4999. This benefit may be paid by the Company under the change in control agreement for Mr. Jensen, subject to certain limitations. Mr. Rohr, Mr. Nivica and Ms. Johnston are not entitled to any tax gross-up.

(5)
Represents reimbursement of premiums for months of medical and dental coverage continuation upon a change in control as applicable, and the payment of COBRA premiums for a period of one year from the date of termination under our Executive Severance Benefits Plan, each based on 2014 rates.

(6)	Upon termination by the Company without cause, each executive is entitled to up to $16,200 in outplacement services.

(7)
Mr. Rohr and Mr. Nivica and Ms. Johnston’s change in control agreements provide for a “best net” feature which would reduce the parachute payments to the safe-harbor limit if it is more financially advantageous to the executive on an after-tax basis (taking int consideration federal, state and local income taxes, and the imposition of the excise tax). In the event it is more advantageous for the executive’s payments to be reduced, the Company shall reduce or eliminate the payments by first reducing or eliminating those payment which are not payable in cash and then by reducing or eliminating cash payments in each case in reverse order of when they would have other wise been paid.

(8)	Mr. Townsend retired on December 31, 2014.

On May 8, 2014, we announced the resignation of Steven M. Sterin, our Senior Vice President and Chief Financial Officer. In connection with Mr. Sterin’s resignation from the Company, Mr. Sterin and the Company entered into an Agreement and General Release (the “Agreement”) on May 6, 2014, pursuant to which Mr. Sterin agreed to voluntarily resign from all officer positions he held with the Company and any of its subsidiaries on May 6, 2014. His employment with the Company continued until August 17, 2014 (the “Separation Date”). The material terms of the Agreement, which were approved by the Company’s compensation and management development committee, are:

•
Restrictive and Cooperation Covenants: Mr. Sterin agreed (1) for a period of two years after the Separation Date not to compete with the Company, or to solicit or hire former employees of the Company, and (2) to keep information concerning the Company confidential. Mr. Sterin agreed to cooperate with the Company as necessary after the Separation Date, including being available for conference calls and assisting with pending litigation and claims.

•	Release: The Agreement also provided for a general release by Mr. Sterin of any and all claims that he may have against the Company.

•
Separation Pay and Bonus: By virtue of the Company’s Executive Severance Benefits Plan and the Agreement, the Company agreed to provide separation pay to Mr. Sterin totaling $630,000 and a target bonus of $504,000 payable in installments. Mr. Sterin was also entitled to receive a pro rata annual incentive plan bonus for 2014, based on actual Company performance.

•
Vesting and Settlement of Equity Awards: By virtue of the terms of Mr. Sterin’s existing equity awards, Mr. Sterin vested in a pro rata portion of all RSUs and PRSUs outstanding on the Separation Date, to be settled in accordance with the settlement provisions contained in the respective award agreements, including performance conditions with respect to PRSUs and holding period requirements with respect to certain outstanding awards. Mr. Sterin was also entitled to pro rata vesting of his outstanding 2010 and 2011 stock option awards, and was entitled to exercise the vested portion of such stock option awards from the Separation Date through August 17, 2015. The portion of his equity awards that were not previously vested or accelerated were forfeited as of the Separation Date.

•
Pension and Welfare Benefits: Mr. Sterin was entitled to continue participation in the Company’s welfare benefit plans until February 17, 2016 (18 months after separation for health and dental benefits under COBRA), and was entitled to receive twelve months of Company-paid health and dental coverage via COBRA. Mr. Sterin will continue to be entitled to his accrued benefits under the Company’s employee benefit and pension plans and policies in which he participates, independent of the Agreement.

The table below shows the compensation that Mr. Sterin received in connection with his separation from service from the Company during 2014, taking into consideration the circumstances of the termination and payments that he received under the various agreements described above.

Mr. Sterin
Payment and Benefits	2014 Separation $
Cash Payments
Cash Severance Payment (1)	1,134,000
Cash Annual Incentive Plan Payment for 2014 (2)	613,444
Equity Value
Stock Options (3)	326,360
RSUs (4)	209,101
PRSUs (5)	1,959,091
Benefits and Perquisites
Tax Gross-Up (6)	—
Welfare Benefits Continuation (7)	5,908
Outplacement Services	—
Accrued Vacation Pay	—
Total	4,247,904
________________________________________

(1)	Consisting of base salary and target bonus. Paid pursuant to the Severance Plan, as applicable and discussed above.

(2)	Paid pursuant to the Severance Plan, as applicable and discussed above.

(3)
A pro rata portion vested based the provisions of his existing equity award agreements. The value shown represents the in-the-money value of unvested stock options that became vested upon the stated event assuming exercise of the stock options on the Separation Date based on the closing price for Common Stock on the NYSE on August 15, 2014, the last trading day prior to such date ($59.37).

(4)
A pro rata portion vested based on the portion of the service period that had lapsed based on the provisions of his existing equity award agreements. The value shown represents the value of unvested RSUs that became vested upon the stated event assuming vesting on the Separation Date based on the closing price for Common Stock on the NYSE on such date.

(5)
A pro rata amount of the outstanding PRSUs vested subject to actual performance based on the provisions of his existing equity award agreements, and will be paid on the scheduled settlement dates based on actual Company performance. This table assumes performance at target levels and payout as of the Separation Date based on the closing price for Common Stock on the NYSE on such date.

(6)	No tax gross-ups were provided in connection with this separation.

(7)	COBRA premium reimbursement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transaction Policies and Procedures
The board of directors of the Company has adopted a written policy that all “interested transactions” with “related parties” are subject to approval or ratification in accordance with the procedures set forth in the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policy”). For purposes of SEC rules and such policy, an interested transaction is a transaction or relationship in which the aggregate amount involved exceeds or may reasonably be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant and any related party will have a direct or indirect material interest. A related party is any person who is or was during the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of the Company’s Common Stock; or an immediate family member of any of these persons.
The audit committee reviews the material facts of all interested transactions that require the audit committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
In addition, the audit committee has delegated to the chairman of the audit committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the audit committee, the Company provides the audit committee for its review a summary of each new interested transaction that was pre-approved by the chairman of the audit committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the audit committee.
No interested transactions were approved or ratified or, to our knowledge, required to be approved or ratified, during 2014.

STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock of the Company as of February 23, 2015, by (i) each person known to the Company to beneficially own more than 5% of our Common Stock; (ii) each of the Company’s present directors, including those nominated for election at the Annual Meeting; (iii) the named executive officers serving during the last fiscal year; and (iv) all present directors and executive officers of the Company as a group.
The percentage of beneficial ownership set forth below is calculated in accordance with SEC Rule 13d-3 and is based on the number of shares of Common Stock of the Company outstanding as of February 23, 2015, which was 155,593,724.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Name
Capital Research Global Investors (3)	18,738,922		—	18,738,922	12.0
T. Rowe Price Associates, Inc.(4)	17,308,549		—	17,308,549	11.1
Dodge & Cox (5)	15,733,381		—	15,733,381	10.1
The Vanguard Group, Inc. (6)	9,547,957		—	9,547,957	6.1
BlackRock, Inc.(7)	7,799,297		—	7,799,297	5.0
Directors (8)(9)
James E. Barlett	51,098		2,051	53,149	*
Jean S. Blackwell	—		2,564	2,564	*
Edward G. Galante	3,697		2,051	5,748	*
David F. Hoffmeister	17,878		27,051	44,929	*
Jay V. Ihlenfeld	4,257		2,051	6,308	*
Martin G. McGuinn	75,626		2,051	77,677	*
Daniel S. Sanders	63,482		5,361	68,843	*
Farah M. Walters	22,969		27,051	50,020	*
John K. Wulff	25,458		2,051	27,509	*
Named Executive Officers (8)
Christopher W. Jensen	14,618	(10)	—	14,618	*
Lori A. Johnston	27,957		38,018	65,975	*
Gjon N. Nivica, Jr.	30,795		18,554	49,349	*
Mark C. Rohr (9)	145,808		47,524	193,332	*
Steven M. Sterin	12,097		—	12,097	*
Jay C. Townsend	174,986		14,563	189,549	*
All present directors, nominees and executive officers as a group (13 persons) (10)(11)	483,643	(10)	176,378	660,021	*
________________________________________

*	Less than 1% of shares.

(1)
Includes shares for which the named person or entity has sole and/or shared voting and/or investment power and restricted stock awards subject to vesting conditions. Does not include shares that may be acquired through exercise of options or vesting of restricted stock units or other rights to acquire shares. To our knowledge, none of the Common Stock listed as beneficially owned by the current directors or executive officers are subject to hedges or have been pledged.

(2)
Reflects rights to acquire shares of Common Stock within 60 days of February 23, 2015, and includes, as applicable, shares of Common Stock issuable upon (i) the exercise of options, granted under the 2004 stock incentive plan and the 2009 GIP, that have vested or will vest within 60 days of February 23, 2015, and (ii) the vesting of restricted stock units granted under the 2009 GIP within 60 days of February 23, 2015. Does not include (i) units in stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Mr. Sanders – 2,767 equivalent shares; Ms. Walters – 5,747 equivalent shares; and Mr. Wulff – 16,563 equivalent shares, and (ii) the portion of long-term incentive plan PRSU or RSU awards that previously vested but remain subject to a 7-year hold requirement as follows: Mr. Jensen – 4,680 equivalent shares; Mr. Nivica – 9,590 equivalent shares; Mr. Sterin – 11,736 equivalent shares; and Mr. Townsend – 6,068 equivalent shares.

(3)
On February 13, 2015, Capital Research Global Investors (“Capital Research”) filed an Amendment No. 5 to Schedule 13G with the SEC reporting beneficial ownership of 18,738,922 shares of Common Stock as of December 31, 2014 with sole voting power and sole dispositive power over such shares. On February 13, 2015, The Growth Fund of America, Inc. (“Growth Fund”) filed an Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership of 6,300,000 shares of Common Stock as of December 31, 2014 and indicating ability to vote such shares under certain circumstances. Based on a review of these filings, Capital Research and Management Company manages and/or advises each of Capital Research and Growth Fund and, accordingly, as noted in the filings, shares reflected in each of these reporting person’s filings may include the other related reporting person’s holdings. The address of Capital Research and Growth Fund is 333 South Hope Street, Los Angeles, CA 90071.

(4)
On February 13, 2015, T. Rowe Price Associates, Inc. (“Price Associates”) filed an Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership of 17,308,549 shares of Common Stock as of December 31, 2014, with sole voting power over 6,807,268 shares and sole dispositive power over 17,247,399. As disclosed by Price Associates, these securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
On February 13, 2015, Dodge & Cox filed an Amendment No. 4 to Schedule 13G with the SEC reporting beneficial ownership of 15,733,381 shares of Common Stock as of December 31, 2014, with sole voting power over 14,819,731 shares and sole dispositive power over 15,733,381 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)
On February 10, 2015, The Vanguard Group, Inc. (“Vanguard Group”) filed an Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership of 9,547,957 shares of Common Stock as of December 31, 2014, with sole voting power over 148,168 shares, sole dispositive power over 9,413,480 shares and shared dispositive power over 134,477 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of Vanguard Group, are the beneficial owners of 89,677 shares and 103,291 shares, respectively, and direct the voting of these shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
On February 3, 2015, BlackRock, Inc., a parent holding company (“BlackRock”), filed a Schedule 13G with the SEC reporting aggregate beneficial ownership of 7,799,297 shares of Common Stock as of December 31, 2014. Of the reported amount, BlackRock subsidiaries, collectively, had sole voting power over 6,689,555 shares and sole dispositive power over 7,799,297 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10022.

(8)	Listed alphabetically. Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the Common Stock beneficially owned by such person.

(9)	Mr. Rohr also serves as a director and his ownership information is set forth under “Named Executive Officers”.

(10)
Does not include beneficial ownership by Mr. Sterin and Mr. Townsend who were not executive officers as of the record date. Includes beneficial ownership of Common Stock by Mr. Jensen of 1,013 equivalent shares in the Celanese Americas Retirement Savings Plan Stock Fund under the CARSP as of February 23, 2015. The individual has the ability to direct the voting of the Company’s Common Stock underlying these equivalent shares and the ability to change their investment options at any time.

(11)	Does not include 475,995 PRSUs (at target) held by our current executive officers as of February 23, 2015 subject to future performance and vesting conditions.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers (as defined) and persons who own more than ten percent of our Common Stock, to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Directors, officers and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from our directors and officers that all reportable transactions were reported, the Company believes, to the best of its knowledge, that for the year ended December 31, 2014, all filing requirements applicable to its directors, officers and greater than ten-percent stockholders were complied with.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote upon several important Company matters, including the election of directors. In addition, following the meeting, our management will respond to questions from stockholders.
What is included in the proxy materials?
The proxy materials include:
•Our 2015 Notice of Annual Meeting and Proxy Statement; and
•Our 2014 Annual Report to Stockholders.
If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s board of directors and board committees, the compensation of the Company’s directors and certain executive officers for 2014 and other required information.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:
•View our proxy materials for the Annual Meeting on the Internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available in the investor relations section of our website at www.celanese.com and at www.proxyvote.com.
Your Notice of Internet Availability, proxy card or voting instruction card contains instructions on how you may request to receive proxy materials electronically on an ongoing basis. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who may attend the Annual Meeting?
The board of directors set February 23, 2015 as the record date for the Annual Meeting. All stockholders of record and beneficial owners of shares of Common Stock at the close of business on February 23, 2015, or their duly appointed proxies, may attend and vote at the Annual Meeting and any adjournments or postponements thereof. For verification of beneficial ownership at the Annual Meeting, you will need to bring personal identification and a copy of your brokerage statement reflecting your share ownership as of February 23, 2015 and check in at the registration desk.

Who may vote at the Annual Meeting?
Each stockholder who owned Common Stock at the close of business on February 23, 2015 is entitled to one vote for each share of Common Stock held on all matters to be voted on. At the close of business on the record date, there were 155,593,724 shares of our Common Stock outstanding.
What constitutes a quorum to conduct business at the Annual Meeting?
The required quorum for the transaction of business at the Annual Meeting is the presence of, in person or represented by proxy, the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.
How many votes are required to elect directors and adopt the other proposals?
You may vote “FOR” or “AGAINST” with respect to the election of directors. Our By-laws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions and broker non-votes will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the board of directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. You may not cumulate your votes in the election of directors.
Approval of our executive compensation in connection with the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes are not entitled to be cast for this matter and, accordingly, will have no effect on the approval of this matter.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against the proposal.
How does the Board recommend I vote on the proposals?
The board recommends a vote:

•	FOR the election of each of the nominees for Class I director named in this Proxy Statement – James E. Barlett, Edward G. Galante, and David F. Hoffmeister;

•	FOR advisory approval of executive compensation; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2015.
What does it mean to vote by proxy?
By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders (defined below) will vote your shares FOR the election of each of the board’s nominees, FOR advisory approval of executive compensation and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

What is the difference between holding and voting shares as a stockholder of record and as a beneficial owner?
Most Celanese stockholders hold their shares beneficially through a stockbroker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to Christopher W. Jensen, our Senior Vice President, Finance, and James R. Peacock III, our vice president, deputy general counsel and corporate secretary (collectively, the “Proxyholders”) or to vote in person at the Annual Meeting.
Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (the “Record Holder”), you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your Record Holder, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED LEGAL PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee that is the Record Holder. Under a legal proxy, the bank, broker, or trustee that is the Record Holder confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Your Record Holder has provided you with instructions on how to instruct such Record Holder to vote your shares.
What should I do if I receive more than one notice or e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials?
You may receive more than one notice or more than one e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate mailing for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, e-mail or mailing. Please vote all of your shares.
How do I cast my vote?
Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Celanese is offering the following methods of voting:
Voting via the Internet
Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting via Telephone
Shares may be voted via any touch-tone telephone at 1-800-690-6903. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you call and then follow the instructions given.
Voting via Mail
If you received a paper proxy card, your shares may be voted via mail by marking, signing and dating your proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting In-Person
Stockholders of Record.  Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the Notice of Internet Availability or proxy card and proof of personal identification.
Beneficial Owners.  Shares held in street name may be voted in person by you only if you obtain a legal proxy from the Record Holder giving you the right to vote the shares. You may request a legal proxy from your Record Holder by indicating on your voting instruction form that you plan to attend and vote your shares at the Annual Meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your Record Holder receives your request.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA THE INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.
What happens if additional proposals are presented at the Annual Meeting?
Other than the election of directors, the advisory approval of executive compensation and the ratification of the selection of KPMG LLP as the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders. Under our By-laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
Do I have dissenters’ rights?
No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the Annual Meeting.
Can I change my vote or revoke my proxy?
If your shares are held in street name through a broker, bank or other nominee, you should contact the holder of your shares regarding how to revoke your proxy.
If you are a stockholder of record, you may change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•voting again by telephone or through the Internet prior to the date and time specified in your proxy materials;
•requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability;
•giving written notice to the Corporate Secretary of the Company by April 22, 2015; or
•voting again at the Annual Meeting.
Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy. You may revoke your proxy at any time before the proxy has been voted at the Annual Meeting by taking one of the actions described above.
Who will count the votes?
Representatives of Carl Hagberg & Associates will count the votes and will serve as the independent inspector of the election.

What if I execute my proxy but do not provide voting instructions?
If you execute a proxy but do not specify how your shares are to be voted, the Proxyholders will vote your shares in accordance with the recommendations of the board provided above.
Will my shares be voted if I do not provide my proxy?
With respect to the proposal to ratify KPMG LLP as our independent registered public accounting firm, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors and the advisory approval of executive compensation are not considered routine matters under current NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this recent change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
What are the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist us with the solicitation of proxies and expect to pay D.F. King & Co. an estimated fee of $6,000 plus certain expenses. In addition to solicitations by mail, D.F. King & Co. and our directors, officers and regular employees may solicit proxies by telephone, e-mail and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
How can I request free copies of the proxy materials or additional information?
You may contact Broadridge:
•By Internet at: www.proxyvote.com
•By calling:1-800-579-1639
•By sending an e-mail to: sendmaterial@proxyvote.com
What is “householding”?
We may send a single Notice of Internet Availability or set of proxy materials and other stockholder communications to any address shared by two or more stockholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability, the 2014 Annual Report to Stockholders or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
To receive a separate copy or to stop receiving multiple copies sent to stockholders of record sharing an address:

•
Stockholder of Record.  If you are a stockholder of record, please use the same contact information provided above under “How can I request free copies of the proxy materials or additional information?”

•	Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee that is the Record Holder of your shares.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 14, 2015. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s By-laws and give timely notice to the Company in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary:
•Not earlier than the close of business on December 28, 2015; and
•Not later than the close of business on January 25, 2016.
If the date of the stockholder meeting is moved more than 30 days before the anniversary of the Company’s Annual Meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•90 days prior to the meeting; and
•10 days after public announcement of the meeting date.
How may I recommend or nominate individuals to serve as directors?
You may recommend director candidates for consideration by the board’s nominating and corporate governance committee as described later in this Proxy Statement under “Corporate Governance — Candidates for the Board.” Generally, recommended candidates are considered at the first or second board meeting prior to the annual meeting of stockholders.
In addition, the Company’s By-laws permit stockholders to nominate directors for election at an annual stockholders meeting. To nominate a director, the stockholder must deliver the information required by the Company’s By-laws. To nominate an individual for election at an annual stockholders meeting, the stockholder must give timely notice to the Company’s Corporate Secretary in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary between the close of business on December 28, 2015 and the close of business on January 25, 2016, unless the annual meeting is moved by more than 30 days before the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in the question above.
How may I obtain a copy of the Company’s By-law provisions regarding stockholder proposals and director nominations?
You may obtain a copy of the Company’s By-laws, including the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates, from the Company’s website at www.celanese.com in the investor relations section under corporate governance. Alternatively, you may contact the Company’s Secretary at our principal executive offices for a copy of our By-laws.

Date of our fiscal year end
This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about the Company, and certain of our executive officers and directors. Please note that some of the information is stated as of the end of our fiscal year, December 31, 2014, and some information is provided as of a more current date.

OTHER MATTERS
As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (other than the exhibits thereto) is included in our 2014 Annual Report to Stockholders. Any stockholder who would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may obtain one, without charge, by addressing a request to:
Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, in the investor relations section of our website at www.celanese.com.
On behalf of the Board of Directors of
Celanese Corporation
James R. Peacock III
Vice President, Deputy General Counsel
and Corporate Secretary
March 13, 2015

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Exhibit A

Non-U.S. GAAP Financial Measures
Definitions and Rationale
This Proxy Statement contains information regarding Adjusted EBIT, Operating EBITDA, adjusted free cash flow, and adjusted earnings per share, which are non-GAAP financial measures used by the Company. These measures are not recognized in U.S. GAAP and should not be viewed as alternatives to U.S. GAAP measures of performance. Non-GAAP financial measures are provided as additional information to stockholders, investors, analysts and other parties as the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to net earnings (loss), operating profit (loss), cash flow from operating activities, earnings per share or any other GAAP financial measure. The method of calculation of the following non-GAAP financial measures may be different from other companies’ methods for calculating measures with the same or similar titles. Investors and analysts should understand how another company calculates such non-GAAP financial measures before comparing the other company’s non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Adjusted EBIT is defined by the Company as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense and taxes, and further adjusted for certain items and amounts attributable to noncontrolling interests. We believe that Adjusted EBIT provides transparent and useful information to management, investors and analysts in evaluating and assessing our core operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that Adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company’s incentive compensation plan. We may provide guidance on Adjusted EBIT but are unable to reconcile forecasted Adjusted EBIT to a U.S. GAAP financial measure without unreasonable effort because a forecast of certain items is not practical. Adjusted EBIT by business segment may also be referred to by management as segment income.

Operating EBITDA is defined by the Company as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense, taxes and depreciation and amortization, and further adjusted for certain items and amounts attributable to noncontrolling interests. Operating EBITDA is equal to Adjusted EBIT plus depreciation and amortization, and has the same uses and limitations as Adjusted EBIT described above.

Adjusted free cash flow is defined by the Company as cash flow from operations less other productive asset purchases, operating cash flow from discontinued operations and certain cash flow adjustments including amounts attributable to noncontrolling interests and capital contributions from outside stockholders of the Company’s consolidated joint ventures. We believe that adjusted free cash flow provides useful information to management, investors and analysts in evaluating the Company’s liquidity and credit quality assessment. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

Adjusted earnings per share is defined by the Company as earnings (loss) from continuing operations, adjusted for income tax (provision) benefit, certain items, refinancing and related expenses and noncontrolling interests, divided by the number of basic common shares, convertible preferred shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors and analysts in evaluating and assessing our core operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. We may provide guidance on adjusted earnings per share but are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of certain items is not practical.

The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for Adjusted EBIT and Operating EBITDA is net earnings (loss), for adjusted free cash flow is cash flow from operations, and for adjusted earnings per share is earnings (loss) from continuing operations per common share-diluted.
Adjusted EBIT and Operating EBITDA - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2014		2013
	(In $ millions, except percentages)
Net sales	6,802		6,510

Net earnings (loss)	620		1,101
Net (earnings) loss attributable to NCI	4		—
(Earnings) loss from discontinued operations	7		—
Interest income	(1)		(1)
Interest expense	147		172
Interest expense attributable to NCI	—		—
Refinancing expense	29		1
Income tax provision (benefit)	314		508
Income tax (provision) benefit attributable to NCI	—		—
Certain items attributable to Celanese Corporation(1)	148		(725)
Adjusted EBIT / Adjusted EBIT Margin(2)	1,268	18.6%	1,056	16.2%
Depreciation and amortization expense(3)	290		302
Depreciation and amortization expense attributable to NCI	—		—
Operating EBITDA	1,558		1,358
_______________________________________

(1)
Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document dated January 22, 2015 available in the investor relations section of our website at www.celanese.com and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 22, 2015.

(2)	Defined as Adjusted EBIT divided by Net sales attributable to Celanese Corporation.

(3)	Excludes accelerated depreciation and amortization expense included in Certain items above.

Adjusted Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2014	2013
	(In $ millions)
Net cash provided by (used in) operating activities	962	762
Net cash provided by (used in) operating activities attributable to NCI	16	—
Adjustments to operating cash for discontinued operations	5	4
Net cash provided by (used in) operating activities from continuing operations attributable to Celanese Corporation	983	766
Capital expenditures on property, plant and equipment	(678)	(370)
Capital contributions from Mitsui & Co., Ltd. to Fairway Methanol LLC	264	—
Cash flow adjustments (1)	(16)	(24)
Adjusted free cash flow	553	372
______________________________

(1)	Primarily associated with purchases of other productive assets that are classified as ‘investing activities’ for GAAP purposes.
Adjusted Earnings (Loss) Per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,				Year over Year Change
	2014		2013
		per share		per share	per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	631	4.04	1,101	6.91	(41.5)%
Deduct: Income tax (provision) benefit	(314)		(508)
Earnings (loss) from continuing operations before tax	945		1,609
Certain items attributable to Celanese Corporation(1)	148		(725)
Refinancing and related expenses	29		1
Adjusted earnings (loss) from continuing operations before tax	1,122		885
Income tax (provision) benefit on adjusted earnings(2)	(236)		(168)
Noncontrolling interests	—		—
Adjusted earnings (loss) from continuing operations(3)	886	5.67	717	4.50	26.0%

	Diluted shares (in millions)(4)
Weighted average shares outstanding	155.0		158.8
Dilutive stock options	0.2		0.2
Dilutive restricted stock units	1.0		0.3
Total diluted shares	156.2		159.3
______________________________

(1)
Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document dated January 22, 2015 available in the investor relations section of our website at www.celanese.com and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 22, 2015.

(2)	The adjusted effective tax rate is 21% for the year ended December 31, 2014 and 19% for the year ended December 31, 2013.

(3)
The year ended December 31, 2014 excludes the immediate recognition of actuarial gains and losses and the impact of actual plan asset returns of 12.7% vs. expected plan asset returns of 8.2%. The year ended December 31, 2013 excludes the immediate recognition of actuarial gains and losses and the impact of actual plan asset returns of 7.9% vs. expected plan asset returns of 8.0%.

(4)	Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.

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Celanese

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) on April 22, 2015 (April 20, 2015 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on April 22, 2015 (April 20, 2015 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82576-P60960-Z64924

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELANESE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	James E. Barlett	☐	☐	☐
1b.	Edward G. Galante	☐	☐	☐
1c.	David F. Hoffmeister	☐	☐	☐
2.	Advisory vote to approve executive compensation.	☐	☐	☐
3.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2015.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 23, 2015
Time:	7:00 a.m., Central Daylight Time
Place:	The Crescent Club, 200 Crescent Court - 17th Floor, Dallas, TX 75201
Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 23, 2015.
Date of Mailing:	This Notice and the Proxy Statement are first being mailed or made available to stockholders on or about March 13, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

M82577-P60960-Z64924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Christopher W. Jensen and James R. Peacock III, and each of them (collectively, the "Proxyholders"), his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CELANESE CORPORATION to be held on Thursday, April 23, 2015 at 7:00 a.m. (CDT) at The Crescent Club, 200 Crescent Court - 17th Floor, Dallas, Texas 75201, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxyholders cannot vote the shares unless you sign and return this card.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by April 20, 2015, to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)